EXHIBIT 10.48

Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission

Private Label

PCS Services Agreement

between

Sprint Spectrum L.P.

and

Oblio Telecom L.L.P.

PRIVATE LABEL PCS SERVICES AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS	4

2.	PURCHASER RELATIONSHIP	7
2.1.	GENERAL	7
2.2.	PRICING SEVERABILITY	8

3.	SPRINT TERM	8
3.1.	GENERAL	8
3.2.	PHASE-OUT PERIOD	8

4.	CONDITIONS PRECEDENT	8

5.	REPRESENTATIONS AND WARRANTIES	9
5.1.	DUE INCORPORATION OR FORMATION; AUTHORIZATION OF AGREEMENTS	9
5.2.	NO CONFLICT; NO DEFAULT	9
5.3.	LITIGATION	9

6.	SCOPE OF PCS SERVICE	9
6.1.	PCS SERVICE	9
6.2.	LIMITATION ON SCOPE OF PCS SERVICE	9
6.3.	SPRINT HANDSET HANDLING SERVICES	11
6.4.	COVERAGE MAPS	12
6.5.	MDN POOLING	12
6.6.	BILLING RECORDS	12
6.7.	PRIVATE LABEL OPERATIONS MANUAL	13
6.8.	CUSTOMIZED SERVICES	13

7.	PRICES AND TERMS OF PAYMENT	13
7.1.	PAYMENT OF CHARGES	13
7.2.	INVOICES	13
7.3.	LATE PAYMENTS	14
7.4.	DISPUTED CHARGES	14
7.5.	TAXES AND OTHER LEVIES BY GOVERNMENTAL AUTHORITIES	15
7.6.	SECURITY AND SECURITY INTEREST IN PURCHASER’S RECEIVABLES	15

8.	PURCHASER RIGHTS AND OBLIGATIONS	16
8.1.	HANDSETS	16
8.2.	PURCHASER STAFF	17
8.3.	ETHICAL RESPONSIBILITY	18
8.4.	PURCHASER’S RESPONSIBILITY AND LIABILITY	18
8.5.	PURCHASER’S RESPONSIBILITY FOR FRAUD	18
8.6.	INTERFERENCE	18
8.7.	PURCHASER’S REPORTS TO SPRINT	19
8.8.	SUBPOENA COMPLIANCE	19
8.9.	ELECTRONIC SURVEILLANCE	19

9.	SPRINT’S RIGHTS AND OBLIGATIONS	19

9.1.	MODIFICATIONS	19
9.2.	ROAMING SERVICES	20
9.3.	SPRINT NETWORK FRAUD DETECTION AND RESPONSIBILITY	20
9.4.	SPRINT’S REPORTS TO PURCHASER	21

10.	LIMITATIONS OF WARRANTIES AND LIABILITIES	22
10.1.	NO WARRANTIES	22
10.2.	LIMITATIONS ON LIABILITY	22

11.	TRADE NAME, TRADE MARKS AND SERVICE MARKS	22
11.1.	SPRINT’S RIGHTS	22
11.2.	PURCHASER’S RIGHTS	23
11.3.	REMEDIES FOR VIOLATIONS	23

12.	INSURANCE	23

13.	INDEMNIFICATION	23
13.1.	PURCHASER’S GENERAL THIRD PARTY INDEMNITY	23
13.2.	SPRINT’S GENERAL THIRD PARTY INDEMNITY	24
13.3.	INDEMNIFICATION PROCEDURES	24

14.	BREACH, REMEDIES AND EARLY TERMINATION OF THE AGREEMENT	25
14.1.	BREACH	25
14.2.	EARLY TERMINATION BY SPRINT DUE TO LOSS OF LICENSES	27
14.3.	LENGTH OF AND DUTIES DURING THE PHASE-OUT PERIOD	27
14.4.	EFFECT OF TERMINATION	27

15.	RESTRICTIONS ON TRANSFER	28
15.1.
15.2.	TERMINATION OPTION BY SPRINT UPON THE OCCURRENCE OF CERTAIN EVENTS
15.3.	RIGHTS TO END USER ACCOUNTS IN CONNECTION WITH LIQUIDATION OR DISSOLUTION	29
15.4.	NON-SOLICITATION/NON-DISCLOSURE OBLIGATIONS	29
15.5.	REMEDIES	29

16.	CONFIDENTIALITY	29
16.1.	RESTRICTION	29
16.2.	CARE	29
16.3.	RETURN	29
16.4.	LIMITATION	30
16.5.	RELIEF	30
16.6.	INFORMATION SECURITY	30

17.	ASSIGNMENT	31

18.	GENERAL PROVISIONS	31
18.1.	NOTICES AND INQUIRIES	31
18.2.	CONSTRUCTION	32
18.3.	INDEPENDENT CONTRACTORS	33
18.4.	SURVIVAL	33

18.5.	HEADINGS	33
18.6.	SEVERABILITY	33
18.7.	GOVERNING LAW; EXCLUSIVE VENUE	33
18.8.	WAIVER OF JURY TRIAL	33
18.9.	COUNTERPART EXECUTION	33
18.10.	ENTIRE AGREEMENT; AMENDMENTS	34
18.11.	PARTIES IN INTEREST; LIMITATION ON RIGHTS OF OTHERS	34
18.12.	WAIVERS; REMEDIES	34
18.13.	FORCE MAJEURE	34
18.14.	DISCLOSURE	34
18.15.	COMPLIANCE WITH LAWS	35

SCHEDULE 1.0 PCS SERVICES ATTACHMENT NO. 1 TO SCHEDULE 1.0

SCHEDULE 2.0 MARKETS

SCHEDULE 3.0 APPRAISAL PROCESS AND PROCEDURES

EXHIBIT A FORM OF LETTER OF CREDIT

Private Label PCS Services Agreement

This Private Label PCS Services Agreement is dated as of April 22, 2005 (“Effective Date”) by and between Sprint Spectrum L.P., a Delaware limited partnership, d/b/a/ Sprint (“Sprint”) and Oblio Telecom L.L.P., a Texas limited liability partnership (“Purchaser”).

BACKGROUND

A. Sprint owns PCS licenses and is affiliated with other PCS license owners or PCS service providers. Sprint and its Sprint Service Provider Affiliates own and operate the Sprint Network and provide PCS services in the United States.

B. Subject to this Agreement, Purchaser desires to purchase PCS Service from Sprint and market and sell the service to End Users in the Target Market as Private Label Service. Sprint desires to sell to Purchaser PCS Service for resale to End Users.

NOW, THEREFORE, and in consideration of the mutual promises set forth in this Agreement, Sprint and Purchaser agree:

OPERATIVE TERMS

1.	Definitions

“African Countries” means Egypt, Ethiopia, Eritrea, Kenya, Morocco, Nigeria and Sudan.

“Affiliate” means a person that, directly or indirectly, (i) wholly-owns a party or (ii) is a wholly-owned subsidiary of a party, or (iii) is under common control with a party.

“Agreement” means the Private Label PCS Services Agreement between Sprint and Purchaser and all of its Schedules, Exhibits, Attachments and Addenda, as amended from time to time.

“Asian Countries” means Bangladesh, China, India, Israel, Jordan, Lebanon, Pakistan, Philippines, Saudi Arabia, Syria, U.A.E. and Vietnam.

“Customer” means any person, other than Purchaser, purchasing from Sprint (i) PCS service, including any prepaid service, or (ii) any other services offered for sale by Sprint.

"Confidential Information" means (i) this Agreement and the discussions, negotiations and proposals related to this Agreement and (ii) any information exchanged in connection with this Agreement concerning the other party's business including, tangible, intangible, visual, electronic, written, or oral information, such as: (a) Sprint Data and trade secrets, (b) financial information and pricing, (c) technical information, such as research, development, procedures, algorithms, data, designs, and know-how, and (d) business information, such as operations, planning, marketing interests, and products, whether, under each of the clauses (i) and (ii) of this definition, received directly or indirectly from the other party, or in the case of Sprint, from Sprint Customers.

"Contract Year" means each 12 month-period starting on the In Service Date and every anniversary date thereafter.

“European Countries” means Czech Republic, Poland and Romania.

“Effective Date” has the meaning assigned to the term in the Preamble.

“End User” means any person purchasing Private Label Service from Purchaser.

“ESN” means the electronic equipment number for each handset in a form satisfactory to Sprint.

“Facilities” means the telecommunications switching equipment, cell site transceiver equipment, connecting circuits, software and other equipment installed, maintained, expanded, modified or replaced by Sprint to render PCS Service within a Market.

“FCC” means the Federal Communication Commission or any successor agency.

“Governmental Authority” means any nation or government, or any state or other political subdivision thereof, or any entity exercising executive, legislative judicial, regulatory or administrative functions of or pertaining to government, including the FCC.

“Handset Proprietary Information” means (i) Sprint’s preferred roaming list, as changed by Sprint, in its sole discretion, from time to time, (ii) software implementing Sprint’s handset user interface design features and structure, developed and installed in handsets with or for Sprint by manufacturers under agreements preserving Sprint’s proprietary rights therein, including changes, updates, modifications and enhancements to the software which may be effected from time to time during the term of this Agreement by Sprint, its agents or vendors; and (iii) software effecting compatibility between handsets and the Facilities and any ancillary systems, developed and installed in handsets with or for Sprint by manufacturers under agreements preserving Sprint’s proprietary rights therein, including changes, updates, modifications and enhancements to the software which may be effected from time to time during the term of this Agreement by Sprint, its agents or vendors, which software is embodied in firmware or read-only memory (programmable or otherwise) or both associated with handsets which may be delivered to Purchaser by or on behalf of a manufacturer authorized under the Private Label Operations Manual.

“In Service Date” means the date that Purchaser first has End Users activated in any Market under this Agreement.

"IRs" means Purchaser's Independent Representatives, who are independent contractors of Purchaser authorized to sell Purchaser's products and services on behalf of Purchaser as specified by Purchaser from time to time.

“Latin American Countries” means Brazil, Columbia, Cuba, Dominican Republic, El Salvador, Guatemala, Haiti, Honduras, Jamaica and Mexico.

“License” means the PCS license issued by the FCC to Sprint or a Sprint Service Provider Affiliate.

“MDN” means a mobile dialing telephone number assigned to a handset by Sprint under Section 6.5.

“Net End Users" means the number of End Users that activate Private Label Service through a particular point in time or during a specified period in the Markets minus the total number of End Users that deactivate Private Label Service during the same period in the Markets. For purposes of this definition, each MDN activated by an End User shall count as a separate End User.

“PCS” means all radio communications that encompass mobile and ancillary fixed communication as set forth in 47 C.F.R. Part 24.5, which as of the Effective Date utilizes frequency bands approaching 1.9 gigahertz in broadband.

“PCS Service” means the circuit-switched/2G and 3G service provided to Purchaser by Sprint including the Sprint Data Transport Service, Sprint Data Service and Short Messaging Service as more particularly described in Schedule 1.0 (PCS Service and Pricing). PCS Service does not include Roaming.

“Prepaid” means a voice and data service that (i) is paid for prior to its availability for use; (ii) that once used (and not replenished) is discontinued; (iii) for which the charges to the End User’s account are per minute or other appropriate unitized measure of usage; and (iv) for which no invoice is delivered to the End User.

“Private Label Operations Manual” means Sprint’s standard operations manual concerning the sale of PCS Service to private label Customers. The manual may be amended by Sprint, in its sole discretion, from time to time.

“Private Label Service” means the PCS Service provided by Purchaser to its End Users under Purchaser’s label, brand and marks, utilizing the PCS Service provided to Purchaser by Sprint under this Agreement.

“Roaming” means any wireless telecommunication service that does not use the Sprint Network.

“Security” has the meaning assigned to the term in Section 7.6.

“Security Standards” means commercially reasonable security features in all material hardware and software systems and platforms that Purchaser uses to access Sprint’s Confidential Information

“SMS” or “Short Messaging Service” means to receive 2G circuit-switched short alphanumeric messages on an End User’s handset, as further described in Schedule 1.0.

“Sprint Data” means all information collected or developed by (i) Sprint or a Sprint Affiliate regarding Sprint Customers or (ii) by Purchaser regarding Sprint Customers (but only in their capacity as Sprint Customers), including, under each of the clauses (i) and (ii) of this definition, location-based information, all phone or other identification numbers issued to Sprint Customers, all electronic serial numbers, all Sprint Customers personalization information and all automatic number identification information and all information described in the Federal Communications Commission's definition of "Customer Proprietary Network Information" as set forth in 47 USC Section 222(h)(1) (as amended and interpreted from time to time).

“Sprint Data Services” means those 3G services listed as Sprint Data Services in Schedule 1.0, as described in more detail in this Agreement, Schedule 1.0 and the Private Label Operations Manual.

“Sprint Data Transport Service” means the transmission of 3G data packets using CDMA technology, specifically 1xRTT packet switched systems.

“Sprint Handset” is a Sprint-branded or other wireless phone that was designed for use of the Sprint retail service.

“Sprint Market” or “Market” means the area or areas set forth in Schedule 2.0 (Sprint Markets) in which PCS Service is made available to Purchaser directly by Sprint. From time to time during the term of the Agreement, Sprint may add new Markets to Schedule 2.0 by providing written notice to Purchaser of such new Markets.

“Sprint Network” means the CDMA network owned and operated by Sprint and the Sprint Service Provider Affiliates.

“Sprint Service Provider Affiliate” means an entity that provides mobile wireless telecommunications products and services under the “Sprint” or “Sprint Spectrum” service marks or any other service marks subsequently used by Sprint pursuant to an arrangement with Sprint under which the Sprint Service Provider Affiliate constructs wireless network coverage and performs operational functions in defined geographic areas.

“Target Market” means first and second generation immigrants to the United States from African Countries, Asian Countries, European Countries and Latin American Countries.

“Taxes” means all taxes, including federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees imposed on or with respect to PCS Service, excepting only taxes on the net income of Sprint, unless expressly provided otherwise in this Agreement.

2.	Purchaser Relationship

2.1.	General

Under this Agreement, Sprint will provide and sell PCS Service to Purchaser. Purchaser will purchase the PCS Service from Sprint and pay Sprint for the PCS Service as more specifically described in Schedule 1.0. Sprint authorizes Purchaser to market and sell the PCS Service as Private Label Service in the Markets only to End Users in the Target Market, and as more fully described in this Agreement.

2.2.	Limited Purpose

The parties acknowledge and agree that Purchaser is a limited purpose reseller that will offer Private Label Service only as a Prepaid product offering to the Target Market. All marketing-related and distribution activities by Purchaser for Private Label Service will be directed to the Target Market only. While all of Purchaser’s marketing and distribution efforts related to the Private Label Service will be directed at the Target Market only, sales by Purchaser of Private Label Service to End Users not within the Target Market will not be a breach of this Agreement.

2.3.	Control of Facilities

No provision of this Agreement will be construed as vesting in Purchaser any control whatsoever in any facilities and operations of Sprint, including the Facilities, or the operations of any Sprint Service Provider Affiliate or contractual third party of Sprint.

2.4.	No Sale to Other Resellers of Services

Purchaser will not, directly or indirectly, (i) solicit, entertain or accept any offer of any reseller or (ii) enter into any agreement or other arrangement, to sell or otherwise offer a reseller Private Label Service, unless otherwise required by applicable law. PCS Service purchased by a reseller does not contribute to Purchaser’s Minimum Performance Standards under Schedule 1.0 or any of Purchaser’s other service volume or financial requirements.

2.5.	No Bait and Switch

Purchaser may not offer, advertise or market Private Label Service in any Market with the intent to attract potential customers and planning to sell such potential customers another telecommunications service in place of the Private Label Service provided under this Agreement. If Purchaser discovers or is informed that any of its employees, agents or representatives are engaging in such activities, Purchaser will immediately take all steps necessary to eliminate such activity. Nothing in this Section 2.5 prohibits Purchaser from offering other telecommunications services in each Market.

2.6.	Sales through Independent Representatives

Purchaser may sell Private Label Service to the Target Market through its IRs, but Purchaser will be responsible for all aspects of the calculation and payment of any commissions or other payments of any kind to its IRs. Purchaser will be solely responsible for ensuring that its IRs comply with all the terms and conditions of this Agreement.

2.7.	Pricing Severability

The provisions of this Section 2 and the pricing provisions contained elsewhere in this Agreement are not severable, as the price was premised upon the Minimum Performance Standards negotiated by the parties.

3.	Sprint Term

3.1.	General

Subject to the breach and early termination provisions set forth in Section 14, the term of this Agreement and all Markets in Schedule 2.0 will be for a period of 5 years commencing on the In Service Date (the “Term”). After the 5-year term expires, the Agreement will renew for successive 1-year terms until a party gives the other party 120 days advance notice of its intent not to renew the Agreement.

3.2.	Phase-Out Period

Upon expiration of the Agreement or upon early termination of this Agreement, the applicable phase-out period set forth in Section 14.3 applies. During the phase-out period, all provisions of this Agreement continue to apply, current or future minimum performance, service or volume levels. Sprint may reduce its support requirements to levels commensurate with declining subscriber volume and reduced new End User additions, if any.

4.	Conditions Precedent

As conditions precedent to Sprint’s obligation to provide and sell PCS Service to Purchaser under this Agreement:

(i)	Sprint’s executive management must have approved Sprint’s execution of and performance under this Agreement;

(ii)	Purchaser must have delivered to Sprint a duly executed copy of this Agreement; and

(iii)	Purchaser must have provided to Sprint the Security.

5.	Representations and Warranties

Each party makes the following representations and warranties, as applicable, as of the Effective Date:

5.1.	Due Incorporation or Formation; Authorization of Agreements

The party is a partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The party has the full power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

5.2.	No Conflict; No Default

Neither the execution, delivery and performance of this Agreement nor the consummation by the party of the transactions contemplated in this Agreement will conflict with, violate or result in a breach of (a) any applicable law, regulation, order, writ, injunction, decree, determination or award of any Governmental Authority, (b) any of the terms, conditions or provisions of the certificate of organization, bylaws or other governing documents of the party, or (c) any material agreement or instrument to which the party is or may be bound or to which any of its material properties, assets or businesses is subject. Neither party has received any currently effective notice of default under any agreement that is required for it to perform under this Agreement.

5.3.	Litigation

There are no actions, suits, proceedings or investigations pending or, to the knowledge of the party, threatened against or affecting the party or any of its properties, assets or businesses in, before or by any Governmental Authority which could, if adversely determined, reasonably be expected to have a material adverse effect on the party’s ability to perform its obligations under this Agreement.

6.	Scope of PCS Service

6.1.	PCS Service

Sprint will provide to Purchaser the PCS Service more specifically described in Schedule 1.0 in the Markets set forth in Schedule 2.0.

6.2.	Limitation on Scope of PCS Service

6.2.1.	General

Purchaser acknowledges and agrees as follows:

(i)	PCS Service is available to compatible Sprint-certified handsets (see Section 8.1.1) only within the operating range of the Sprint Network;

(ii)
PCS Service may be temporarily refused, interrupted, curtailed or otherwise limited because of transmission limitations caused by any factor, including atmospheric, environmental or topographical conditions, Facilities limitations or constraints, or

Facilities changes, modifications, updates, relocations, repairs, maintenance or other similar activities necessary for the proper or improved operation of the Facilities; and

(iii)	PCS Service will be of a quality or clarity comparable to PCS services provided by Sprint to similarly situated Customers.

6.2.2.	Availability of Facilities and Licenses

Sprint’s obligation to provide PCS Service to Purchaser is conditioned on Sprint’s ability to obtain, retain and maintain, without unreasonable expenses, suitable Facilities and licenses, including the License for each Market.

6.2.3.	Highly Concentrated Usage

If Purchaser or End Users create situations that cause highly concentrated usage in limited areas on the Sprint Network, Purchaser and End Users may encounter temporary capacity constraint related symptoms, such as excessive call blocking or call dropping. Sprint is not liable to Purchaser or End Users with respect to any claim or damage related to or arising out of or in connection with (i) any such temporary capacity constraint, (ii) any coverage gap or (iii) any temporary PCS Service refusal, interruption, curtailment or other limitation described in Section 6.2.1(ii)

Purchaser may notify Sprint of anticipated highly concentrated usage by End Users in a particular area on the Sprint Network, including any anticipated temporary capacity constraint related symptoms. Upon receipt of Purchaser's notice, Sprint may decide to address the constraint, and if so, the action that Sprint deems appropriate under the circumstances, in its sole discretion.

6.2.4.	Sprint Data Services

In accordance with the Agreement, Schedule 1.0 and the Private Label Operations Manual, Purchaser’s End Users may access the Sprint Data Services. With respect to Sprint Data Services, Purchaser acknowledges and agrees that:

(i)	Purchaser will be charged the fees set forth in Schedule 1.0 for Sprint Data Services.

(ii)
For the Sprint-managed Sprint Data Services solution, Sprint will control the user interface, including the menu screen default settings and functionality that will be available to the End User on the End User’s handset. Purchaser will not directly or indirectly alter or modify the handset browser content or data settings available to the End User, nor will it enable its End Users to do so. Purchaser will not supply any handset data content or services to the End User except to the extent specifically authorized by Sprint in writing. If Purchaser directly or indirectly violates any portion of this subsection, Sprint will have the right, to be exercised in its sole discretion, to terminate Purchaser’s ability to resell all or any part of Sprint Data Service and terminate Purchaser’s End User’s ability to access all or any part of the wireless data services.

Sprint is not a publisher of third party content that can be accessed through Sprint Data Services. Sprint is not responsible to Purchaser or its End Users for any content, including information,

opinions, advice, statements or services that are provided by third parties and accessible through Sprint Data Services or any damages resulting there from. Sprint does not guarantee the accuracy, completeness or usefulness of information that is obtained through the Sprint Data Services. Sprint makes no representations or warranties regarding the provider, scope or nature of the content or services that will be available by default to the End User. The inclusion of any content in the default settings on the End User’s handset is not an endorsement or an acceptance of any liability with respect to the content.

6.2.5.	Electronic Text Messaging

Purchaser will comply and will ensure that its billing agent, IRs and End Users comply with all applicable laws and/or regulations of a governmental agency regarding electronic text messaging. If Sprint reasonably determines that Purchaser, any of its End Users, IRs or billing agent is not complying with any applicable laws and/or regulations, Sprint will have the right to immediately discontinue the provision of Short Messaging Service to the non-complying party until such time as the noncompliance is remedied in Sprint’s reasonable opinion.

6.2.6.	Purchaser Short Messaging Service

All Purchaser SMS must be sent through a dedicated connection to the Bulk Messaging Gateway (“BMG”) pre-approved in writing by Sprint. Purchaser SMS must be sent using short message peer-to-peer (SMPP) protocol. If Sprint reasonably determines that Purchaser is in breach of any of the terms of this Section 6.2.6, in addition to any other remedies Sprint may in its sole discretion, and in addition to any other rights and remedies it may have under this Agreement, immediately discontinue the provision of Purchaser SMS.

6.2.7.	End User Short Messaging Service Security

Currently, Sprint’s End User SMS system is run through a dedicated IP address on its BMG. Due to this transmission method, an End User’s MDN or other information may be transmitted over the Internet when using End User SMS. Purchaser is responsible for informing its End Users of the risks associated with such End User SMS use. Specifically, Purchaser’s web site home page or other End User collateral will display a link or reference to Purchaser’s disclaimers, including a statement on the transmission of personal data and an Internet privacy statement, in which Purchaser clearly warns its End Users about the data privacy risks of using the Internet. Further, Purchaser agrees to work with Sprint regarding future security improvements which may increase the security of such messaging, including but not limited to, use of frame relay connections or virtual private network lines.

6.2.8.	SMS Queuing

If an individual handset is unable to receive a SMS message because the handset is: (a) turned off; (b) Roaming; or (c) traveling in a Market that does not have text messaging capabilities, SMS messages will remain in a queue for up to 72 hours. After 72 hours, any SMS message that has not been sent will be deleted. Currently, the maximum number of SMS messages that can be queued for a single handset is 30.

6.3.	Sprint Handset Handling Services

Purchaser will be responsible for making its own arrangements to purchase compatible, Sprint-certified and approved handsets from authorized manufacturers or handset fulfillment vendors as specified in the Private Label Operations Manual. Sprint may, from time to time, offer to Purchaser the handset handling and logistics services set forth in the Private Label Operations Manual and Purchaser, if Purchaser uses those services, will pay for those services as set forth in Schedule 1.0. Purchaser will be responsible for making its own arrangements to purchase accessories from manufacturers selected by Purchaser and arrange for delivery of those accessories directly to Purchaser. Sprint will not provide any handling or logistics services with respect to accessories. Sprint may, in its sole discretion, increase, decrease or discontinue the handset handling services that it provides to Purchaser, upon reasonable prior notice to Purchaser. Purchaser will procure and maintain throughout the term of this Agreement, adequate and appropriate insurance to insure the handsets while they are in transit to or from Sprint or in Sprint’s possession. Sprint will not be responsible for the handsets except as otherwise provided in this Agreement.

6.4.	Coverage Maps

Sprint will make coverage maps available to Purchaser for its use as more particularly described in the Private Label Operations Manual. The maps will not be materially different from the maps produced by Sprint in connection with Sprint’s branded services. The map information may depict some future coverage that may or may not be identified as such. Any Sprint logo or identification must be removed from map information prior to publication or distribution by Purchaser. However, the maps will not imply that the network or the facilities are owned or operated by Purchaser. Purchaser must verify or validate the coverage shown on the maps and ensure that the coverage depicted on the maps represents the coverage that Purchaser desires to present to actual and potential End Users as Purchaser's coverage.

PCS Service may not be available in all areas shown on the coverage maps due to a variety of factors, including relocation or modification of Facilities, environmental or topographical conditions, such as building configuration, or unexpected capacity demands. The maps will not reflect temporary coverage changes or coverage gaps.

Sprint is not liable to Purchaser or End Users for any claim or damage related to or arising out of or in connection with any map information, including the accuracy thereof.

6.5.	MDN Pooling

Purchaser will utilize the “MDN Pooling” process as described in the Private Label Operations Manual to assign MDNs under this Agreement. “MDN Pooling” means that all Sprint MDNs will be held in a single repository without systematic sequential numbering restrictions. Sprint may change its policy of MDN administration with 30 days’ prior written notice to Purchaser.

6.6.	Billing Records

Sprint will regularly provide billing data or other billing records to Purchaser in accordance with the Private Label Operations Manual. These records will be free of material defects. Payment for (i) defective billing records or (ii) stale billing records, which are records that Sprint did not forward to Purchaser within the period described in the Private Label Operations Manual, may be disputed under the procedures set forth in Section 7.4. Sprint’s billing practices and policies are described in the Private Label Operations Manual. Sprint may bill certain charges in advance, which currently include all monthly recurring charges as listed in Schedule 1.0. Billed charges (per call or event) that result in fractional cents may be rounded up to the next whole cent. Charges for most PCS services are incurred in one minute increments with partial minutes of use rounded up to the next highest minute.

6.7.	Private Label Operations Manual

Purchaser, on its behalf on and behalf of Purchaser Affiliates, acknowledges receipt of a copy of the Private Label Operations Manual, which Sprint may update at its discretion from time to time. When Sprint issues an updated Private Label Operations Manual and makes it generally available to its resellers, Sprint will provide such updated Private Label Operations Manual to Purchaser.

6.8.	Customized Services

If Purchaser and Sprint mutually agree in writing that Sprint and Purchaser should investigate the feasibility of providing implementation, customization, interface development or other specialized services that are not included under this Agreement (“Customized Services”) the parties will formalize such agreement through the Work Order Policy & Process contained in the Private Label Operations Manual. The parties will work under the Work Order Policy & Process only if they initially agree to investigate the feasibility of providing Customized Services and nothing in this Section 6.8 will be construed as an obligation to provide Customized Services.

7.	Prices and Terms of Payment

7.1.	Payment of Charges

Purchaser is liable and will pay Sprint for all charges associated with the use of the PCS Service by Purchaser. Purchaser will pay to Sprint the charges listed in and computed as set forth in Schedule 1.0. Disputed charges are governed by the procedures set forth in Section 7.4. All charges under this Agreement are stated in US dollars.

7.2.	Invoices

Sprint will provide to Purchaser regular monthly invoices of the charges incurred by Purchaser. Purchaser expressly acknowledges that some charges incurred in a billing cycle may not appear on the invoice or the billing data (or the other billing record) for that billing cycle and that those charges may appear on subsequent invoices or billing data or the other billing records; provided, however, Purchaser shall not be required to pay any charges not invoiced 90 days from the date incurred. Purchaser will be liable to Sprint for those charges and will pay them in accordance with this Section 7.2. Payment for each invoice is due by wire transfer within 10 days of the date of Purchaser’s receipt of the invoice and the billing data or other billing record (“Due Date”). In its reasonable discretion, Sprint may, modify, change or update the invoice content and format or the billing cycle with 30 days’ prior notice to Purchaser provided however, there will be no material change in the invoice content.

7.3.	Late Payments

For amounts not disputed in good faith and not paid by the Due Date, Purchaser will pay a late payment charge of 1.5% per month (or the maximum amount allowable under applicable law, whichever is less).

The applicable late payment interest rate will be applied from the first day the payment was due for the entire amount that is past due until paid in full.

7.4.	Disputed Charges

7.4.1.	General

Purchaser may not dispute amounts aggregating less than [*  CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS**] on any invoice(s) during a single billing cycle. Purchaser may withhold payment of the disputed portion of any invoice until the dispute is resolved under this Section 7.4. Purchaser must timely pay the undisputed amount of any invoice as provided in Section 7.2. Upon resolution of any dispute, payment of any disputed and withheld amount that is determined to be due and owing is due and payable within 10 days following resolution of the dispute as provided in Section 7.2. Nothing in this section prohibits Purchaser from informing Sprint of any suspected billing errors on any invoice.

7.4.2.	Standard Dispute Periods

Purchaser will provide to Sprint written notice of any disputed charges on or before the Due Date along with a detailed explanation of the nature of the dispute. Purchaser’s explanation must detail disputed airtime, toll, Roaming, if applicable, taxes and other charges specifically, with an explanation for each. Sprint will provide Purchaser with its determination regarding disputed charges within 60 days after receipt of Purchaser’s dispute notice and explanation, and will credit Purchaser’s account, if appropriate, within the 60 day period. If Purchaser fails to dispute charges within 30 days after the original Due Date, Purchaser will waive its right to dispute the charges and it must pay the entire invoice amount. Purchaser may not withhold any amounts from current period payments for disputes from any subsequent payment under this Agreement.

7.4.3.	Bad Faith Dispute

If Purchaser withholds payment improperly or without adequate explanation, or disputes charges without a reasonable good faith basis, then Purchaser will pay late charges as set forth in Section 7.3 on all withheld amounts. Further, if Purchaser disputes charges in bad faith more than one time, Purchaser will be in material breach of this Agreement.

7.4.4.	Increase the Amount of Security for Certain Amounts in Dispute

If the amount in dispute exceeds, in the aggregate, 10% of the average monthly billing, Sprint may, in its sole discretion, require Purchaser to increase the Security (see Section 7.6) by an amount equal to 75% of the amount in dispute. Sprint will notify Purchaser of any increased Security requirement in writing. Purchaser must post the additional Security, in the manner described in Section 7.6, within 10 days of receipt of Sprint’s notice. Sprint will not request an increase in Security for disputed amounts that Sprint believes are likely to be credited to Purchaser’s account.

7.5.	Taxes and Other Levies by Governmental Authorities

7.5.1.	Taxes

Purchaser will provide to Sprint valid and complete resale exemption certificates for PCS Service purchased from Sprint and resold to End Users. Purchaser is solely responsible for the computation, billing, and collection of all applicable Taxes to End Users on PCS Service purchased from Sprint and resold as Private Label Service to End Users. Purchaser is solely responsible for the timely and accurate remittance of those Taxes to the appropriate tax jurisdictions. If Sprint is required to remit Taxes for PCS Services resold to End Users directly to a tax jurisdiction, Sprint will invoice Purchaser for those Taxes and Purchaser will pay them to Sprint under Section 7.2.

7.5.2.	Other Levies by Governmental Authorities

Purchaser is solely responsible for the timely and accurate remittance of other levies by Governmental Authorities or under Governmental Authorities’ orders (i) on PCS Service, (ii) mandated to be paid in proportion to receipts from Private Label Service, or (iii) mandated to be paid in connection with the provision of Private Label Service, including Universal Service Fund (“USF”) fees. If Purchaser claims an exemption, Purchaser will provide to Sprint a valid and complete exemption certificate. If Sprint is required to remit those levies directly to the Governmental Authority, Sprint will invoice Purchaser for them and Purchaser will pay them to Sprint under Section 7.2.

7.6.	Security and Security Interest in Purchaser’s Receivables

7.6.1.	Security

To secure Purchaser’s obligations under this Agreement, Purchaser will provide (at Purchaser’s sole expense) an irrevocable letter of credit in the form attached hereto as Exhibit A and in the amount of $750,000.00 from a financial institution reasonably acceptable to Sprint with Sprint named as the beneficiary (“Security”).

Purchaser will maintain the Security and arrange for any necessary renewals and replacements, for a reasonable term determined by Sprint. Unless Sprint notifies Purchaser otherwise in writing, the term will continue until 120 days after the expiration of all applicable phase-out periods under this Agreement. Sprint will be entitled to payment of amounts due Sprint by means of a draw against the Security if Purchaser does not pay by the Due Date or is otherwise in breach. If Sprint is required to draw on the Security, Purchaser will replenish the Security within 10 days of Sprint’s draw. Notwithstanding the foregoing, Sprint may, in its sole discretion, with 30 days advance written notice change the appropriate type and increase or decrease the amount of the Security. Sprint will not set any commercially unreasonable Security requirements, taking into consideration Purchaser’s reported creditworthiness, payment history with Sprint, monthly charges and any other indicia of Purchaser’s creditworthiness. Sprint’s obligation to continue to provide PCS Service under this Agreement, including permitting Purchaser to add new End User accounts, is conditioned upon Purchaser maintaining (i) the Security required by Sprint from time to time and (ii) good credit standing with Sprint.

Unless otherwise agreed by Sprint in writing, 120 days after expiration of all applicable phase-out periods,  Sprint will be entitled to payment of its final bill and any other outstanding bills or other amounts due Sprint by means of a draw against the Security if Purchaser does not pay each of those bills or any other amounts when due.

8.	Purchaser Rights and Obligations

8.1.	Handsets

8.1.1.	Compatibility

Purchaser will use, and will require its End Users to use, only handsets that:

(i)	are compatible with the PCS Service, the Sprint Network, and the Facilities;

(ii)
comply with Sprint’s requirements for compatibility of handsets with the PCS Service and the Facilities, including the successful completion of Sprint’s handset certification process and the use of the Handset Proprietary Information licensed to Sprint under Section 8.1.3, and

(iii)	comply with all applicable FCC or state legal requirements for compatibility of handsets with the PCS Service and the Facilities.

If any handset used by an End User does not comply with the standards set forth in this Section 8.1.1, Purchaser will ensure that the handset is not used and, if necessary, terminate the use, or terminate the Private Label Service to the offending End User.

8.1.2.	Conversion of Sprint Phones

(i)	If Purchaser acquires Sprint Handsets from Sprint handset distributors (e.g., RadioShack; BestBuy), Sprint agents or retail stores and activates them on service under this Agreement, Sprint will charge Purchaser a fee of [*  CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS**] per handset plus applicable taxes.

(ii)
If Purchaser targets Sprint retail customers and activates them on service under this Agreement using their Sprint Handset that has not been deactivated for at least 60 days, Sprint will charge Purchaser a fee of [* **]per handset plus applicable taxes.

(iii)
Purchaser will not be liable for a fee of [*  CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS**] (plus applicable taxes) under this section if Sprint directs its retail subscribers to sign up for service directly from Purchaser.

8.1.3.	Sprint License to Use Certain Handset Proprietary Information in Handsets Using the Private Label Service

For the term of and subject to this Agreement, Sprint grants to Purchaser a non-transferable, royalty-free, non-exclusive license to use and sell at retail the Handset Proprietary Information, in object code form, solely to permit Purchaser and End User’s to use the Private Label Service. Except as provided in this Section 8.1.3, Purchaser may not assign or sublicense any of its license rights or copy, change, alter or modify the Handset Proprietary Information.

8.1.4.	No Sprint Responsibility

Sprint will not be responsible to Purchaser or any End User for the operation, testing or maintenance of any handsets. Sprint also will not be responsible for Purchaser’s handsets during transportation, handling, transfer, loading or unloading or any other time, except as otherwise provided in the Private Label Operations Manual. Sprint will not be required to make any changes, modifications or additions to its equipment, operations or Facilities to accommodate Purchaser or the handsets provided by Purchaser.

8.1.5.	Provision of ESN

Before Purchaser makes handsets available for sale to End Users or retailers in connection with providing Private Label Service, Purchaser will provide to Sprint the ESN for each End User handset in accordance with the Private Label Operations Manual.

8.2.	Purchaser Staff

8.2.1.	General

Purchaser will provide, at its sole expense, an adequate and properly trained staff (including, but not limited to, Purchaser’s IRs and other contractors):

(i)  to market Private Label Service and to support and train End Users with respect to the Private Label Service; and

(ii)  to receive, investigate, and verify all complaints from End Users relating to PCS Service or Private Label Service.

Purchaser will report any trouble with respect to the Private Label Service to Sprint only upon reasonable verification that the trouble is due to reasons other than misuse or malfunctioning of End User handsets, the failure of those handsets to meet standards for compatibility with PCS Service or other elements or conditions within the reasonable control of Purchaser.

8.2.2.	No Sprint Responsibility or Liability for Purchaser Staff

The staff employed or contracted for by Purchaser to perform services for Purchaser are not employees or agents of Sprint and Purchaser assumes full responsibility and liability for their acts and omissions, including compliance by its staff (including its IRs and other contractors) with this Agreement, applicable federal, state and local laws, regulations, and judicial or regulatory orders, and relevant industry standards. All staff will be employed or contracted for at Purchaser’s sole expense and Purchaser will be solely responsible for all employment benefits and withholding issues, including, workers’ compensation, disability benefits, unemployment insurance or withholding income taxes and social security.

8.3.	Ethical Responsibility

Purchaser will refrain from doing anything that could or could tend to discredit, dishonor, reflect adversely upon, or in any manner injure the reputation of Sprint or its Customers. Purchaser will be governed in all of its dealing with the public and with respect to this Agreement by the highest standards of honesty, integrity and fair dealing.

8.4.	Purchaser’s Responsibility and Liability

Purchaser will be responsible and liable for all services provided to End Users, such as End User credit verification, billing, collection, customer service, and all support necessary to provide Private Label Service and all risks and expenses in connection with, related to or arising out of the provision of Private Label Service. Purchaser will not make any representation, warranty or covenant to any End User that would misrepresent or conflict with this Agreement. Purchaser may provide written terms and conditions of service to End Users. Upon Sprint’s reasonable request, Purchaser will provide to Sprint all materials that Purchaser makes available to any End User for Sprint’s review to determine compliance with this Agreement. Purchaser may delete non-public price information prior to submitting those materials for Sprint’s review. Sprint will notify Purchaser if any sections need to be modified or deleted in order to ensure compliance with this Agreement and Purchaser will comply with Sprint’s reasonable request. Purchaser will not use any information about its End User’s data usage for any improper or unlawful purpose and it will protect the information in accordance with its own privacy policies. All information provided to Sprint pursuant to this Section shall be considered Purchaser Confidential Information.

8.5.	Purchaser’s Responsibility for Fraud

Purchaser will not, and will not permit its agents, employees, IRs or representatives to, and will take commercially reasonable actions to ensure that its End Users do not, engage in fraudulent activities, including adopting policies and procedures designed to limit or prevent fraudulent activities and using commercially reasonable means to enforce such policies and procedures. Purchaser is responsible for all costs and procedures associated with End User fraud, such as subscription fraud, usage on lost or stolen handsets that Purchaser fails to deactivate, or fraud occurring in connection with Purchaser’s agents, employees or representatives, such as employee-related theft. The provisions governing “Cloning Fraud” are set forth in Section 9.3 and the provisions governing fraud on a Roaming provider’s network are set forth in Section 9.2.3.

8.6.	Interference

Purchaser’s agents, employees, IRs, representatives and End Users may not interfere with the Facilities, the Sprint Network or the PCS Service in a way as to impair the quality of service provided by Sprint to its Customers. Notwithstanding this prohibition, upon discovery of the interference by either Sprint or Purchaser, the party discovering the interference will promptly notify the other party and Purchaser will promptly order the agent, employee, IR, representative or End User to cease the act(s) constituting the interference. Sprint, concurrent with notice to Purchaser, may terminate the PCS Service to the End User and require Purchaser to take appropriate action to eliminate the use or interference by the agent, employee, IR, representative or End User.

8.7.	Purchaser’s Reports to Sprint

Purchaser will provide to Sprint, quarterly, no later than 15 days following the end of the quarter, on a per Market basis a rolling 12 month forecast of increases and decreases of End Users, call volumes and any other information or report required under the Private Label Operations Manual.

8.8.	Subpoena Compliance

If a law enforcement agency contacts Purchaser with a subpoena relating to End User MDN billing records or End User information, including but not limited to, End User name, address and credit information, Purchaser must honor the subpoena by providing the requested information to such law enforcement agency within the timeframe specified in the subpoena. If the subpoena requests information not provided by Sprint to Purchaser in its normal billing practice, Purchaser must promptly contact the Sprint representative designated in the Private Label Operations Manual for assistance in compliance so that the timeframe specified in the subpoena can be met. If Purchaser either: (a) fails to provide the End User phone records requested in the subpoena; (b) fails to provide the End User phone records requested in the subpoena within the timeframe specified in the subpoena; or (c) fails to promptly contact the designated Sprint representative for assistance when the subpoena requests information not provided by Sprint to Purchaser in its normal billing practice, and if Sprint is fined by a court of law as a direct result of Purchaser’s failure described in (a), (b) or (c) above, Purchaser will reimburse Sprint for the amount of such fine.

8.9.	Electronic Surveillance

If a law enforcement agency issues a court order to Purchaser relating to electronic surveillance of an End User MDN, Purchaser shall confirm all End User information contained in the court order to such law enforcement agency and will promptly contact the Sprint representative designated in the Private Label Operations Manual for technical assistance in performing the electronic surveillance. If Purchaser either: (a) fails to confirm the End User information as requested in the court order; or (b) fails to promptly contact the Sprint representative designated below for technical assistance in performing the electronic surveillance, and if Sprint is fined by a court of law as a direct result of Purchaser’s failure described in (a) or (b) above, Purchaser will reimburse Sprint for the amount of such fine.

9.	Sprint’s Rights and Obligations

9.1.	Modifications

Sprint may, in its sole discretion, change or update the Facilities or Sprint’s operations, equipment, software, procedures or services. Sprint will not be liable to Purchaser or to End Users if those modifications, changes or updates require changes to, updates of or modifications of Purchaser’s or End Users’ handsets or other products, accessories, systems or procedures, provided that such changes or updates do not have an adverse effect on End Users that is disproportionate in comparison to the effect on Customers. Sprint will give Purchaser commercially reasonable advance notice of any material modifications, changes or updates. Sprint may, in its sole discretion, offer service products that are not part of the PCS Service. Sprint will use the same efforts to avoid any material adverse impact on End Users that it uses to avoid material adverse impacts on its Customers.

9.2.	Roaming Services

9.2.1.	General

Sprint will make Roaming available to Purchaser in any portion of any area in which Sprint has a Roaming agreement on the terms and conditions contained in that agreement and the prices set forth in Schedule 1.0. Purchaser hereby acknowledges and agrees that Sprint is not responsible for the billing practices, service charges or availability of Roaming provided by Roaming providers, and that Sprint is not obligated to provide Roaming in areas in which Sprint has not entered into Roaming agreements or loses its Roaming agreements. Manual Roaming may be available dependent on the arrangements established and the level of service provided by each Roaming provider.

9.2.2.	Blocking Roaming

Purchaser may request that Sprint block Roaming for all its End Users. If Purchaser requests this, Sprint will remove all Roaming switches from the list of switches permitted to complete calls for Purchaser’s End Users. Due to transmission limitations described in Section 6.2.1(ii) of the Agreement, if a Roaming switch does not receive a ‘deny access’ response from the Sprint Network and such Roaming switch is programmed so that no response from the Sprint Network means that it will allow the call to proceed on the Roaming switch, a Roaming switch may complete a Roaming call for an End User(s). In such case, Purchaser will be liable for Roaming charges at the rate set forth in Schedule 1.0.

9.2.3.	Disputes Concerning Roaming

If a material dispute concerning charges for Roaming minutes occurs, Sprint will process the dispute with the Roaming provider in accordance with Sprint’s Roaming agreement. A dispute is considered material if the amount in dispute exceeds [*  CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS**] in the aggregate during any single billing cycle. If the Roaming provider provides an adjustment to Sprint for the disputed charges, Sprint will credit that adjustment to Purchaser. In no event will the credit exceed the Roaming charges that Sprint billed to Purchaser. Roaming fraud is Purchaser’s responsibility and Sprint does not accept any responsibility for End Users being billed for fraudulent calls placed on a Roaming provider’s network.

9.3.	Sprint Network Fraud Detection and Responsibility

Sprint will monitor, using its customary and ordinary procedures available from time to time with the fraud detection services provided to Customers to detect fraudulent calls on the Sprint Network made using Purchaser’s MDNs. The terms “fraudulent calls made using Purchaser’s MDNs” means calls associated with the loading by an unrelated and independent third party of a MDN/ESN combination onto a wireless device to use the PCS Service, as more specifically defined in the Private Label Operations Manual (“Cloning Fraud”). Sprint makes no guarantee that any or all Cloning Fraud will be detected. Sprint will notify Purchaser (electronically, orally or in writing, as Sprint deems appropriate) of the detection by Sprint of “suspected” and “definitive” Cloning Fraud, as those terms are defined in the Private Label Operations Manual. Sprint will determine, in its sole discretion, whether an incident of Cloning Fraud is suspected or definitive, without any liability to Purchaser. Sprint and Purchaser will both designate a single point of contact to expedite the notices required under this Section 9.3, which contacts may be changed at any time with reasonable prior written notice to the other party. Sprint will track and process any credits requested by Purchaser and associated with suspected and definitive Cloning Fraud, only if the Cloning Fraud exceeds a minimum threshold of [* **] in the aggregate during any single billing cycle. Sprint’s customary and ordinary procedures, as available from time to time, to detect fraudulent calls made using Purchaser’s MDNs on the Sprint Network will not be inferior to the fraud detection provided by Sprint to Customers.

9.3.1.	Suspected Cloning Fraud on the Sprint Network

In case of suspected Cloning Fraud, Sprint will not terminate PCS Service to that MDN, unless Purchaser directs Sprint to terminate PCS Service. If Purchaser directs Sprint to terminate service to the affected MDN, Sprint will absorb the costs associated with that Cloning Fraud on the Sprint Network for up to [* **] from the time Sprint provided notice of detection to Purchaser, and Purchaser will be responsible for all charges after expiration of the [* **] period. If Purchaser does not request termination of service to the affected MDN, Purchaser will be responsible for all charges.

9.3.2.	Definitive Cloning Fraud on the Sprint Network

In case of definitive Cloning Fraud, Sprint will terminate service to the affected MDN concurrently with notice of detection to Purchaser. Failure of authentication may be considered definitive Cloning Fraud. Sprint will absorb the costs associated with that Cloning Fraud on the Sprint Network. If Purchaser reactivates the End User or overrides Sprint’s deactivation of PCS Service, then Purchaser is responsible for all Cloning Fraud and any other fraud or similar activity on the End User account, but only if Sprint has informed Purchaser in writing that the End User was deactivated because of Cloning Fraud.

9.4.	Sprint’s Reports to Purchaser

Sprint will provide to Purchaser the reports specified in the Private Label Operations Manual.

10.	Limitations of Warranties and Liabilities

10.1.	No Warranties

Sprint makes no warranties, express or implied, regarding the PCS Service or, if applicable, any equipment, product or other good provided by Sprint. Specifically, all implied warranties are disclaimed, including any warranties of merchantability, fitness for a particular purpose, use, or non-infringement. No one is authorized to make any warranty on Sprint’s behalf, and Purchaser can not rely on any statement of warranty. Purchaser acknowledges that Sprint is not the manufacturer of any equipment.

10.2.	Limitations on Liability

10.2.1.	Sole and Exclusive Remedies

The sole and exclusive remedies of the parties are those expressly set forth in this Agreement.

10.2.2.	No Liability for Certain Damages

Except as otherwise provided in this Agreement, including sections 11, 13, 15, and 16, neither party is liable to the other for special, indirect, incidental, exemplary, punitive or consequential damages, including loss of profits, related to or arising out of a party’s performance under this Agreement.

11.	Trade Name, Trade Marks and Service Marks

11.1.	Sprint’s Rights

Purchaser recognizes the right, title and interest of Sprint and Sprint Affiliates in and to all service marks, trademarks, and trade names used in connection with the service and products sold by Sprint and Sprint Affiliates, including “Sprint” and the diamond logo or any other Sprint trademark (“Sprint Marks”). Purchaser will not engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair, or that may contest, dispute or otherwise impair the right, title or interest of Sprint and Sprint Affiliates therein. Purchaser acknowledges and agrees that nothing in this Agreement grants to Purchaser the right to use and Purchaser agrees that it will not use any Sprint Mark or any service mark, trademark, or trade name that is confusingly similar to or a colorable imitation of any of the Sprint Marks, including in any of Purchaser’s advertisements, and will not incorporate the Sprint Marks into any service mark, trademark or trade name used or developed by Purchaser. Purchaser does not acquire or claim any right, title or interest in or to the Sprint Marks through purchase of PCS Service or Products, the provision of Private Label Service or otherwise. Notwithstanding the foregoing, to clarify its relationship with Sprint, Purchaser may use the Sprint Marks (i) as provided in the relevant section in the Private Label Operations Manual or (ii) with Sprint’s prior written approval. Upon Sprint’s request, Purchaser will provide to Sprint any materials using the Sprint Marks for Sprint’s review to determine compliance with this Agreement. Purchaser may delete non-public price information prior to submitting those materials for Sprint’s review. Sprint will use commercially reasonable efforts to notify Purchaser within 10 business days of receipt of any requested materials, if any sections need to be modified or deleted in order to ensure compliance with this Agreement. Purchaser must comply with any adjustments or requests from Sprint on any requested materials and may not use a Sprint Mark without Sprint’s express written consent.

11.2.	Purchaser’s Rights

Sprint recognizes the right, title and interest of Purchaser and Purchaser’s Affiliates in and to all service marks, trademarks, and trade names used in connection with the service and products sold by Purchaser and Purchaser’s Affiliates (“Purchaser Marks”). Sprint will not engage in any activities or commit any acts, directly or indirectly, that contest, dispute, or otherwise impair, or that may contest, dispute or otherwise impair the right, title or interest of Purchaser and Purchaser’s Affiliates therein. Sprint acknowledges and agrees that nothing in this Agreement grants to Sprint the right to use and Sprint agrees that it will not use any Purchaser Mark or any service mark, trademark, or trade name that is confusingly similar to or a colorable imitation of any of the Purchaser Marks and will not incorporate the Purchaser Marks into service mark, trademark or trade name used or developed by Sprint. Sprint does not acquire or claim any right, title or interest in or to the Purchaser Marks through sale of PCS Service or products or otherwise.

11.3.	Remedies for Violations

The limitations in Section 10.2 do not apply to either party’s violations of Section 11. If either party violates or threatens to violate Section 11, the other party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The parties agree that damages for violations of Section 11 may be difficult to ascertain or inadequate and that if either party violates or threatens to violate Section 11, the other party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The party that violates or threatens to violate Section 11 will not raise the defense of an adequate remedy at law.

12.	Insurance

Purchaser must, during the term of this Agreement and at its sole expense, obtain and keep in force, the following insurance: (a) Commercial General Liability Coverage, including personal injury, bodily injury, property damage, operations hazard, independent contractor coverage, contractual liability, and products and completed operations liability, in limits not less than $3,000,000 for each occurrence (combined single limit), with Purchaser named as insured in the policy and Sprint named as additional insured in the policy; and (b) Worker’s Compensation and Employer’s Liability insurance. All required insurance policies must be taken out with reputable national insurers that are licensed to do business in the jurisdictions where Purchaser is doing business. Purchaser agrees that certificates of insurance will be delivered to Sprint within 15 days of the Effective Date. All policies must contain an undertaking by the insurers to notify Sprint in writing not less than 30 days before any material change, reduction in coverage, cancellation, or termination of the insurance. The provision of insurance required in this Agreement will not be construed to limit or otherwise affect the liability of Purchaser to Sprint.

13.	Indemnification

13.1.	Purchaser’s General Third Party Indemnity

Purchaser will indemnify and defend Sprint, the Sprint Affiliates, and their respective directors, officers, agents, employees and Customers (each, a “Sprint Indemnitee”) from and against all claims, damages, losses, liabilities, costs, expenses and reasonable attorney’s fees (collectively "Damages") arising out of a claim by a third party against a Sprint Indemnitee resulting from or alleged to have resulted from any act or omission of Purchaser under or related to this Agreement.

13.2.	Sprint’s General Third Party Indemnity

Sprint will indemnify and defend Purchaser, its Affiliates, and their respective directors, officers, agents and employees (each, a “Purchaser Indemnitee”) from and against all Damages arising out of a claim by a third party against a Purchaser Indemnitee to the extent resulting from or alleged to have resulted from any act or omission of Sprint under or related to this Agreement.

13.3.	Indemnification Procedures

(i)
Promptly, upon becoming aware of any matter which is subject to the provisions of Section 13.1 and 13.2 (a "Claim"), the party seeking indemnification (the "Indemnified Party") must give notice of the Claim to the other party (the "Indemnifying Party"), accompanied by a copy of any written documentation regarding the Claim received by the Indemnified Party.

(ii)
The Indemnifying Party will, at its option, settle or defend, at its own expense and with its own counsel, the Claim. The Indemnified Party will have the right, at its option, to participate in the settlement or defense of the Claim, with its own counsel and at its own expense; but the Indemnifying Party will have the right to control the settlement or defense. The Indemnifying Party will not enter into any settlement that imposes any liability or obligation on the Indemnified Party without the Indemnified Party's prior written consent. The parties will cooperate in the settlement or defense and give each other full access to all relevant information.

(iii)If the Indemnifying Party (i) fails to notify the Indemnified Party of the Indemnifying Party's intent to take any action within 30 days after receipt of a notice of a Claim or (ii) fails to proceed in good faith with the prompt resolution of the Claim, the Indemnified Party, with prior written notice to the Indemnifying Party and without waiving any rights to indemnification, including reimbursement of reasonable attorney’s fees and legal costs, may defend or settle the Claim without the prior written consent of the Indemnifying Party. The Indemnifying Party will reimburse the Indemnified Party on demand for all Damages incurred by the Indemnified Party in defending or settling the Claim.

(iv)	Neither party is obligated to indemnify and defend the other with respect to a Claim (or portions of a Claim):

(a)	if the Indemnified Party fails to promptly notify the Indemnifying Party of the Claim and fails to provide reasonable cooperation and information to defend or settle the Claim; and

(b)	if and only to the extent that, that failure materially prejudices the Indemnifying Party’s ability to satisfactorily defend or settle the Claim.

14.	Breach, Remedies and Early Termination of the Agreement

14.1.	Breach

In addition to other events of breach set forth in this Agreement, each of the following constitutes an event of breach under this Agreement:

(i)
Sprint or Purchaser fails to make a payment of money or, in the case of Purchaser, to replenish, amend, replace or renew the Security, which failure continues for more than 5 days after notice from the other party;

(ii)
Sprint or Purchaser fails to comply with any material representation, warranty, obligation or covenant set forth in this Agreement, which failure continues for a period of more than 30 consecutive days after receipt of notice from the nonbreaching party specifying the breach;

(iii)
Purchaser’s actual number of Net End Users at the end of the sixth full billing month following the In-Service Date is less than [*  CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS**];

(iv)	Purchaser’s actual number of Net End Users at the end of Contract Year 1 is less than [* **];

(v)	Purchaser’s actual number of Net End Users at the end of Contract Year 2 is less than [* **];

(vi)
Sprint or Purchaser fails to comply with Section 11, if that failure is not cured immediately upon receipt of notice from the party owning or enforcing that mark or in case of the repeated violations after receipt of the notice on one occasion;

(vii)	Sprint or Purchaser ceases to do business as a going concern;

(viii)	Sprint or Purchaser is unable or admits its inability to pay its debts as they become due;

(ix)	Purchaser transfers more than ten percent (10%) of its End Users in a transaction or series of transactions to another service provider or carrier during any one 12-month period of this Agreement; or

(x)	Purchaser fails to comply with the Target Market restrictions set forth in Section 2.2.

Upon the occurrence of any of the events of breach specified above, the nonbreaching party may, upon notice to the breaching party, terminate this Agreement in its entirety or with respect to a specific Market, depending on the nature of the breach, trigger the applicable phase-out period, and pursue any other right or remedy under this Agreement. Except as otherwise provided, the termination will be effective on the day following the end of the applicable phase-out period. Sprint’s sole remedy for Purchaser’s breach of Sections 14.1(iii), (iv) and (v) will be the right to terminate this Agreement.

If Sprint elects to terminate this Agreement as the result of any breach by Purchaser under Section 14.1(ix) Sprint will charge Purchaser and Purchaser will pay to Sprint (in addition to all other applicable charges under this Agreement), as liquidated damages, an amount set forth in the table below.

Contract Year Termination Occurs	Liquidated Damages Payable to Sprint
1
[*  CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS**] (with a maximum of $1,250,000) immediately prior to the month termination occurs

2	[* **] (with a maximum of $1,250,000) immediately prior to the month termination occurs
3	[* **] (with a maximum of $1,250,000) immediately prior to the month termination occurs
4	Purchaser shall not be obligated to pay any liquidated damages.
5	Purchaser shall not be obligated to pay any liquidated damages.

The pricing for each Market in effect immediately before the date of the termination notice will remain in effect during the phase-out period. Sprint will invoice Purchaser for the amounts due under this Section and Purchaser will pay those amounts within 20 days after the date of Sprint’s invoice. If not paid by that date, Sprint may, without any additional notice to Purchaser, deduct those amounts from the Security and require Purchaser to increase the amount of the Security for the remainder of the applicable phase-out period. Without limiting the generality of the foregoing and irrespective of whether Sprint exercises its termination rights under this Agreement, if Purchaser breaches under clause (i) of Section 14.1, Sprint may, without any additional notice to Purchaser, deduct any amounts due Sprint from the Security and require Purchaser to increase the amount of the Security.

14.2.	Early Termination by Sprint Due to Loss of Licenses

If Sprint ceases to be licensed by a Governmental Authority to provide PCS Service in all or a substantial part of the Markets, Sprint may terminate this Agreement in its entirety without any liability by giving Purchaser at least 30 days prior written notice. Sprint may delete a Market from Schedule 2.0 at any time without any liability by giving Purchaser at least 30 days prior written notice, if Sprint ceases to be licensed by a Governmental Authority to provide PCS Service in that Market. If within a one-year period Sprint deletes one or more Markets, which in the aggregate represents more than 15% of Purchaser’s total End Users as of the day the first Market was eliminated, Sprint will adjust the minimum number of End Users in Sections 14.1(iii), (iv), and (v) by a proportional amount.

14.3.	Length of and Duties During the Phase-out Period

Upon giving of notice of termination of this Agreement in its entirety or with respect to a specific Market or Markets, Sprint, at Purchaser’s (or its successor in interest) request, will continue to provide PCS Service to Purchaser (or its successor in interest) in the terminated Market(s) for a phase-out period as described below. Under phase-out services governed by 14.3(i) only, Purchaser (or its successor in interest) may continue to add new End Users or MDNs during the initial 30 days of the phase-out period. The rights and obligations with respect to the treatment of the Security are set forth in Section 7.6. At the end of the phase-out period, Sprint may terminate PCS Service to Purchaser (or its successor in interest) and the End Users on the Sprint Network without incurring any liability. The pricing for each Market in effect immediately before the date of the termination notice will remain in effect during the phase-out period.

(i)
The phase-out period for termination under Sections 14.2 is 365 days after the date of the notice of termination and applies to those End Users on the Sprint Network as of the 30th day after the date of the notice of termination.

(ii)
The phase-out period for termination under Section 14.1 (ii) and (vi) through (ix) is 30 days after the date of the notice of termination and applies to those End Users on the Sprint Network as of the date of the notice of termination.

(iii)
The phase-out period for termination under Section 14.1 (i) is 10 days after the date of the notice of termination and applies to those End Users on the Sprint Network as of the date of the notice of termination.

(iv)
The phase-out period for termination under Sections 14.1 (iii) through (v) and 14.1 (x) is 60 days after the date of the notice of termination and applies to those End Users on the Sprint Network as of the date of the notice of termination.

(v)
Upon expiration of the term set forth in Section 3.1 of the Agreement, the phase-out period will be 180 days after the expiration date and applies to those End Users on the Sprint Network as of the expiration date.

14.4.	Effect of Termination

Termination of this Agreement is without prejudice to any other right or remedy of the parties under this Agreement. Termination of this Agreement for any cause does not release either party from any liability which, at the time of termination, has already accrued to the other party, or which may accrue in respect of any act or omission prior to termination or from any obligation which is expressly stated to survive the termination. Purchaser will remain responsible for its obligations to its agents and End Users.

15. Restrictions [*  CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS**]

15.1.	[* **]

During the term of this Agreement, including any applicable phase-out period, Purchaser may not, [* **].

15.2.	[* **]Upon the Occurrence of Certain Events

During the term of this Agreement, including any applicable transition period, upon the occurrence of any Change of Control Event (as defined below), Purchaser will provide notice to Sprint no less than 60 days prior to closing of the Change of Control Event, and Sprint may, at its option, terminate this Agreement with no liability by giving 30 days written notice to Purchaser.

Change of Control Event means:

(i)
Purchaser, directly or indirectly, enters into any transaction of merger, acquisition, reorganization or consolidation with any entity (other than a Purchaser Affiliate), in which Purchaser is not the surviving entity; or

(ii)
Purchaser, directly or indirectly, sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets (including all of its End User accounts) to any entity (other than a Purchaser Affiliate); or

(iii)
The acquisition of Purchaser by any entity, person, or group of beneficial ownership, as that term is defined in Rule 13d 3 under the Securities Exchange Act of 1934, as amended, of more than 50% of the outstanding capital stock of Purchaser.

15.3.	Rights to End User Accounts in Connection with Liquidation or Dissolution

If Purchaser, directly or indirectly, approves any plan or proposal for liquidation or dissolution of Purchaser or winds up, liquidates, or dissolves and in connection with that action Purchaser ceases to provide Private Label Service to End Users, Purchaser will (i) permit Sprint to market to all of Purchaser’s End User accounts (whether or not those accounts are active) and (ii) remove any impediments to Sprint’s solicitation efforts and (iii) provide to Sprint all necessary End User information, as permitted by applicable law.

15.4.	Non-Solicitation/Non-Disclosure Obligations

Purchaser agrees not to market to the End User accounts purchased by Sprint for a period of 3 years from the date of closing of any sale or other transfer under Section 15. Purchaser further agrees that all information regarding the End User accounts is Confidential Information.

15.5.	Remedies

The limitations in Section 10.2 do not apply to Purchaser’s violations of Section 15. If Purchaser violates or threatens to violate Section 15, Sprint may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The parties agree that damages for violations of Section 15 may be difficult to ascertain or inadequate and that if Purchaser violates or threatens to violate Section 15, Sprint may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. Purchaser will not raise the defense of an adequate remedy at law.

16.	Confidentiality

16.1.	Restriction

Neither party will disclose any Confidential Information received from the other party, except as expressly provided in this Agreement. Each party will use the Confidential Information received from the other party only for the purpose of this Agreement.

16.2.	Care

The receiving party must provide the same care to avoid disclosure or unauthorized use of the Confidential Information as it provides to protect its own similar proprietary information. All Confidential Information must be retained by the receiving party in a secure place with access limited to only those of the receiving party’s employees, lenders or purchasers who need to know that information for purposes of this Agreement and to third parties as the disclosing party has consented to by prior written approval. Confidential Information supplied is not to be reproduced in any form except as required to accomplish the intent of this Agreement. Sprint Spectrum L.P. may disclose Confidential Information, subject to the terms of this Agreement, to any entity (i) for which it is building a wireless network, or (ii) for which it has an obligation to associate the wireless network of the entity to the Sprint Spectrum L.P. network.

16.3.	Return

All Confidential Information, unless otherwise specified in writing, must be returned to the disclosing party or destroyed after the receiving party’s need for it has expired or upon request of the disclosing party, and, in any event, within 10 days of termination of this Agreement. At the request of the disclosing party, the receiving party will furnish a certificate of an officer of the receiving party certifying that Confidential Information not returned to disclosing party has been destroyed.

16.4.	Limitation

The parties agree that the term “Confidential Information” does not include information which:

(i)	has been published or is otherwise in the public domain through no fault of the receiving party;

(ii)	prior to disclosure under this Agreement is properly within the legitimate possession of the receiving party;

(iii)
subsequent to disclosure under this Agreement is lawfully received from a third party having rights in the information without restriction of the third party’s right to disseminate the information and without notice of any restriction against its further disclosure;

(iv)	is independently developed by the receiving party through parties who have not had, either directly or indirectly, access to or knowledge of Confidential Information;

(v)
is obligated to be produced under order of a court of competent jurisdiction or other similar requirement of a Governmental Authority, so long as the party required to disclose the information provides the other party with prior notice of the order or requirement.

16.5.	Relief

The limitations of liability in this Agreement do not apply to either party’s violations of this Section. If either party violates or threatens to violate this Section, the other party may exercise any right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute. The parties agree that damages for violations of this Section may be difficult to ascertain or inadequate and that if either party violates or threatens to violate this Section, the other party may suffer irreparable harm and therefore may seek injunctive relief in addition to any other right or remedy under this Agreement and any other right or remedy that it may have (now or hereafter existing) at law, in equity or under statute.

16.6.	Information Security

(i)
To protect Sprint’s Confidential Information from unauthorized use, including disclosure, loss or alteration, Purchaser will meet the Security Standards and (ii) inventory and test Security Standards before accepting Sprint’s Confidential Information.

(ii)	Upon Sprint’s reasonable request, Purchaser will provide information to Sprint to enable Sprint to determine compliance with this Section 16.6.

(iii)	Purchaser will promptly inform Sprint of any known or suspected compromises of Sprint’s Confidential Information as a result of Purchaser’s failure to comply with the Security Standards.

(iv)
On a periodic basis, but in no event more than twice in any 12-month period, Sprint may, upon 10 days notice, perform a vulnerability assessment to determine Purchaser’s compliance with the Security Standards. If Sprint has a reasonable basis to believe that Purchaser has breached or is likely to breach the Security Standards, Sprint may, upon 5 days notice, perform a vulnerability assessment, which assessment will be in addition to any assessment in the ordinary course.

(v)
At Sprint’s reasonable request, Purchaser will promptly cooperate with Sprint to develop a plan to protect Sprint’s Confidential Information from failures or attacks on the Security Standards, which plan will include prioritization of recovery efforts, identification of and implementation plans for alternative data centers or other storage sites and backup capabilities.

If Purchaser fails to meet the obligations in this Section 16.6, Sprint will notify Purchaser of this failure as provided in this Agreement. Purchaser will have 30 days from receiving that notice to correct the cause for such failure. If Purchaser has failed to remedy the failure within this 30-day period, Sprint has the right to terminate this Agreement as provided in Section 14.1 (Termination for Cause).

17.	Assignment

Subject to Section 15, Purchaser may not assign this Agreement without Sprint’s prior written consent, which consent may not be unreasonably withheld. Any assignment in violation of this provision is null and void. If this Agreement is assumed by the assignee, permitted assignment of this Agreement shall release the Purchaser from all of its obligations under this Agreement, except for any then accrued but unpaid amounts due to Sprint.

Sprint will consent to the assignment of this Agreement in connection with the sale or other transfer of the End User accounts under Section 15.1 if all Section 15.1 procedures are followed, provided that Sprint is not obligated to consent to any assignment to a strategic competitor of Sprint, Sprint Corporation or an Affiliate of each, as determined by Sprint in its reasonable discretion.

18.	General Provisions

18.1.	Notices and Inquiries

Except as otherwise provided, all notices and inquiries must be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, (with acknowledgment received by the courier), or by facsimile (with facsimile acknowledgment) addressed as follows:

If to Purchaser:

Oblio Telecom L.L.P.
407 International Parkway, Suite 403
Richardson, Texas 75081
Attention: Radu Achiriloaie

With a copy to:

Robert L. Villaseñor
Hunton & Williams LLP
Energy Plaza, 30th Floor
1601 Bryan Street
Dallas, Texas 75201

If to Sprint:

Sprint Spectrum, L.P. (d/b/a Sprint)
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With a copy to:

Sprint Spectrum, L.P. (d/b/a Sprint)
[* **]

Any party may from time to time specify a different address by notice to the other party. Any notice is considered given as of the date delivered.

18.2.	Construction

The definitions in this Agreement apply equally to both the singular and plural forms of the terms defined. Whenever the context requires, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” are deemed to be followed by the phrase “without limitation”. Unless the context otherwise requires, any references to any agreement, schedule or exhibit or to any other instrument or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a “day” or number of “days” is a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and that calendar day is not a business day for Sprint or Purchaser then the action or notice will be deferred until, or may be taken or given on, the next business day. This

Agreement will be construed simply according to its fair meaning and not strictly for or against any party. No rule of construction requiring interpretation against the draftsperson will apply in the interpretation of this Agreement. Except as otherwise provided, if there are any inconsistencies between any Schedule or Exhibit, and the body of this Agreement, the body of this Agreement controls. If there are any inconsistencies between the Private Label Operations Manual and this Agreement, this Agreement controls.

18.3.	Independent Contractors

The parties do not intend to create any agency, partnership, joint venture or other profit-sharing arrangement, landlord-tenant, or lessor-lessee relationship, or any relationship other than seller-buyer. Purchaser will not represent itself (i) as an agent or representative of Sprint or (ii) as a purchaser of PCS Service in any way not specifically provided for herein. Each party will be solely responsible for the payment of compensation, workers’ compensation, unemployment insurance and for withholding or paying employment related taxes to or with respect to its own employees. Sprint will be solely responsible for or entitled to the payment or receipt of any fees paid to or received from third party service providers with respect to data, content or services, if any.

18.4.	Survival

The provisions of this Agreement that by its content survive the termination of this Agreement will survive the termination.

18.5.	Headings

The article and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision of this Agreement.

18.6.	Severability

Every provision of this Agreement is intended to be severable unless expressly indicated otherwise (e.g. see Section 2). If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the illegality, invalidity or unenforceability will not affect the validity or legality of the remainder of this Agreement. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects the intent.

18.7.	Governing Law; Exclusive Venue

This Agreement will be governed by and construed in accordance with the procedural and substantive laws of the State of Kansas without giving effect to its choice of law rules. Any cause of action or suit based upon or arising in connection with this Agreement must be filed in Johnson County, Kansas (State court) or Kansas City, Kansas (Federal Court).

18.8.	Waiver of Jury Trial

Each party waives its respective rights to a trial by jury of all claims or causes of action (including counterclaims) related to or arising out of this Agreement or the transactions contemplated by this Agreement brought by any party against any other party. This waiver applies to all subsequent amendments of this agreement.

18.9.	Counterpart Execution

This Agreement may be executed in any number of counterparts with the same effect as if each party had signed the same document. All counterparts will be construed together and will constitute one agreement.

18.10.	Entire Agreement; Amendments

This Agreement sets forth the entire agreement and understanding between the parties as to the subject matters covered therein and supersede all prior agreements, oral or written, and other communications between the parties relating to the subject matter of this Agreement. Except as otherwise provided in this Agreement, no amendment or modification of this Agreement will be valid or binding upon the parties unless made in writing and signed by the duly authorized representatives of both parties.

18.11.	Parties in Interest; Limitation on Rights of Others

Except as otherwise provided in this Agreement, this Agreement is binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. Nothing in this Agreement, whether express or implied, will be construed to give any person other than the parties any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained in this Agreement.

18.12.	Waivers; Remedies

The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce the term, but any waiver is effective only if in a writing signed by the party against which the waiver is to be asserted. Except as otherwise provided in this Agreement, no failure or delay of any party in exercising any right under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right, or any abandonment or discontinuance of steps to enforce the right, preclude any other or further exercise thereof or the exercise of any other right.

18.13.	Force Majeure

If the performance of this Agreement is interfered with by any circumstance beyond the reasonable control of the party affected, the party affected by the force majeure is excused on a day-by-day basis to the extent of the interference, if the party notifies the other party as soon as practicable of the nature and expected duration of the claimed force majeure, uses all commercially reasonable efforts to avoid or remove the causes of nonperformance and resumes performance promptly after the causes have been removed. A “force majeure” under this Section 18.13 includes (i) acts of God, such as fire, flood, earthquake or other natural cause; (ii) terrorist events, riots, insurrections, war or national emergency; (iii) strikes, boycotts, lockouts or other labor difficulties, (iv) the lack of or inability to obtain permits or approvals, necessary labor, materials, energy, components or machinery, telecommunication line facilities or MDNs, and (v) judicial, legal or other action of any Governmental Authority.

18.14.	Disclosure

All media releases and public announcements or disclosures by either party relating to this Agreement, its subject matter or the purpose of this Agreement are to be coordinated with and consented to by the other party in writing prior to the release thereof.

18.15.	Compliance with Laws

Either party will comply with all applicable material federal, state, county and local laws, rules, regulations and orders that apply to it, its operations and facilities.

This Agreement made as of the date first written above.

SPRINT SPECTRUM L.P.	OBLIO TELECOM L.L.P.

By: _______________________________________	By: __________________________________________
Name: [***]	Name: ________________________________________
Title: [***] Date: ______________________________________	Title: _________________________________________ Date: _________________________________________

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Schedule 1.0

PCS Services

1.	Description of Services

The Sprint Network is a digital wireless communications network that uses Code Division Multiple Access (“CDMA”) technology. Itemized below are the services on the Sprint Network (with the associated rates and charges) that comprise the PCS Service.

2.	Rates and Charges

2.1 Market Implementation Fee

Sprint will charge Purchaser a Market Implementation Fee of [***], which will be invoiced by Sprint in the first bill cycle following the In Service Date.

If within twelve (12) months of the In Service Date Purchaser has achieved [***]Net End Users, Sprint will offer a one time credit of [***]on the next applicable bill cycle.

2.2 Voice Services

2.2.1 Forward Pricing

Except as otherwise provided in this Agreement, Purchaser’s voice PCS Service will be priced at the [***]tier in the pricing table set forth in Section 2.2.2 below, for the first [* **]billing months following the In Service Date (“Forward Pricing Period”). Except as otherwise provided in this Section 2.2.1, if, during the Forward Pricing Period, Purchaser achieves a higher [***]tier in the pricing table than the tier at which it is priced, Purchaser’s voice PCS Service will be priced commensurate with its total [***]as set forth in Section 2.2.2 below. If

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during the first [* **]billing months following the In Service Date, Purchaser has not generated a sustained [***] growth trend and achieved at least [***], Purchaser’s voice PCS Services will be priced at the [***]tier in the pricing table set forth in Section 2.2.2, for the remaining six (6) months of the Forward Pricing Period.

After the Forward Pricing Period, Purchaser’s voice PCS Services will be priced commensurate with their total [***]as set forth in Section 2.2.2.

2.2.2 Airtime Rates [***]

Subject to Section 2.2.1, Sprint will charge Purchaser (i) [***], detailed below, for each MDN activated on the Network for [***]voice PCS Service, and (ii) [***]rates set forth below for each MDN’s [***]use of voice PCS Service. The rates include [***]. Sprint may modify the peak and off-peak time periods from time to time. Per call charges [***]

[***]  [***] [***]

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[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

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[***]	[***]	[***]
[***]	[***]	[***]

Peak Time Period: Monday - Friday, 7 am - 9 pm
Off-Peak Time Period: Monday - Thursday, 9 pm - 7 am and Friday 9 pm - Monday 7 am

Alternate Airtime Rates [***]As an alternative to the Voice Service [***]contained in this Section 2.2.2, Purchaser may activate End Users under the Alternate Price Table outlined below. Sprint will charge Purchaser (i) [* **]detailed below for each MDN activated on the Network , and (ii) [***]rates set forth below for each MDN’s [***]of voice PCS Service. The [***]rates in the Alternate Price Table include [***]. The rates DO NOT include [***]. Purchaser will be charged the rates set forth in Schedule 1.0 for [***].

ALTERNATE PRICE TABLE:

[***]  [***]

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[***]	[***]

2.2.3 [***]

A.	[***]

For purposes of this Section 2.2.3, “6-Month Period #1” means January through June, “6-Month Period #2” means July through December, jointly referred to as “6-Month Period”.

(i) [***]Calculation

At the beginning of each 6-Month Period after the In Service Date, [***].

II. Limitation on [***]

[***].

B.	[***]

I. [***]Eligibility Criteria

To receive the [***], Purchaser must meet the following criteria [***]:

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(a) [***], and

(b) Purchaser has complied and is complying with all material terms of the Agreement, including the payment terms.

II. Implementation of [***]

The [* **]will be implemented the later of: (a) the March bill cycle if the prior 6-Month Period was 6-Month Period #2 or the September bill cycle if the prior 6-Month Period was 6-Month Period #1, or (b) the next available bill cycle following the billing month in which Purchaser meets the [***]Eligibility Criteria.

III. Limitation [***]
If Purchaser meets the [***]Eligibility Criteria during the same 6-Month Period as the Effective Date, the [***], in which case Purchaser will be deemed to have received [***].

C.	Subsequent [***]

I. Subsequent [***]Eligibility Criteria

To receive subsequent [***], Purchaser must meet the following criteria [***]:

(a) Purchaser previously received an [***], and

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(b) Purchaser has complied and is complying with all material terms of the Agreement, including the payment terms.

II. Implementation of Subsequent [***]

[***]calculated at the beginning of the then-current 6-Month Period will be implemented the later of: (a) the March bill cycle if the prior 6-Month Period was 6-Month Period #2 or the September bill cycle if the prior 6-Month Period was 6-Month Period #1, or (b) the next available bill cycle following the billing month in which Purchaser meets the Subsequent [***]Eligibility Criteria.

D.	[***]

I. [***]

[***].

II. [***]Certification
When Purchaser has received [***], Sprint will provide documentation to substantiate the [***].

2.2.4 Included Features

2.2.4.1	Call Waiting

2.2.4.2	Three Way Calling

2.2.4.3	Caller ID

2.2.4.4	Caller ID Blocking (Purchaser must elect)

2.2.4.5	Basic Network Fraud Monitoring

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2.2.4.6	Voicemail (Purchaser must elect)

2.2.4.7	Toll Blocking (Purchaser must elect)

2.2.4.8	Standard reports (see Private Label Operations Manual)

2.3 Service Fees

Sprint will charge [***].

All account services will be performed as set forth in this Agreement and the Private Label Operations Manual.

2.4 Automatic Roaming Charges

2.4.1 Standard Automatic Roaming Charges

If Sprint provides automatic Roaming to Purchaser, Sprint will charge Purchaser a domestic Roaming rate of [***].

International roaming rates will be quoted and billed on a country or region specific basis. International roaming rates [***].

2.4.2 Automatic Roaming Charges If Sprint Blocks Roaming

If Sprint blocks Roaming pursuant to Section 9.2.2 of the Agreement, Sprint will [***] for Roaming calls completed on a Roaming switch.

International roaming rates will be quoted and billed on a country or region specific basis. [***].

2.5 Manual Roaming Charges

Manual Roaming charges are billed directly to the End User credit or calling card by the serving carrier at carrier defined rates.

2.6 International Toll Charges

2.6.1 Except as provided below, Sprint will provide international toll services to Purchaser and charge Purchaser [***] rates set forth in Attachment No. 1 to Schedule 1.0. [***].

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2.6.2 During the first six (6) billing months following the In Service Date, in lieu of the [***]rates as described in Section 2.6.1 above, Sprint will charge [***] rate for the following countries:

Bangladesh:  [***]
Brazil: [***]
China: [***]
Columbia: [***]
Cuba: [***]
Czech Republic: [***]
Dominican Republic: [***]
Egypt: [***]
El Salvador: [***]
Eritrea: [***]
Ethiopia: [***]
Guatemala: [***]

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Haiti: [***]
Honduras: [***]
India: [***]
Israel: [***]
Jamaica: [***]
Jordan: [***]
Kenya: [***]
Lebanon: [***]
Mexico: [***]
Morocco: [***]
Nigeria: [***]
Pakistan: [***]
Philippines: [***]
Poland: [***]
Romania: [***]

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Saudi Arabia: [***]
Sudan: [***]
Syria: [***]
United Arab Emirates: [***]
Vietnam: [***]

Sprint may [***].

After such 6-month period, Purchaser must generate at least [***]in international toll usage each billing month to continue receiving the pricing under this Section 2.6.2. If Purchaser fails to generate at least [***] in international toll usage in any billing month, Sprint may charge Purchaser the rates set forth in Section 2.6.1 and the rates in this Section 2.6.2 will no longer be available to Purchaser

2.7 Short Message Service (SMS)

2.7.1  Mobile Terminated SMS Messages

Each End User mobile terminated SMS message can include up to 160 characters. Individual handsets may not be able to receive an End User SMS message if the handset is: (a) turned off; (b) Roaming; or (c) traveling in a Market that does not have text messaging capabilities. Purchaser must pay for each End User SMS message regardless of whether or not it is actually delivered to a handset.

2.7.2 Mobile Originated SMS Messages

Each Purchaser or End User mobile originated SMS message can include up to 160 characters. Individual handsets must have mobile originations capabilities in the handset client. Individual handsets may not be able to terminate the origination of a message if the handset is (a) not provisioned; (b) turned off; (c)

***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS

traveling in a Sprint Service Provider Affiliate Market that does not have text messaging capabilities; or (d) roaming needs to be included after migration. Purchaser will pay for the origination of a message regardless of whether or not it is actually terminated to a handset.

2.7.3 SMS Charges

The volume schedule and rates below apply to MTSMS and MOSMS, including End User and Purchaser generated. Sprint will charge Purchaser the [***]rates set forth in the table below based on Purchaser’s [***] messages [***].

 [***]SMS [***]   Rate [***]

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

2.8 Sprint Data Transport Service Rates

***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS

Sprint will charge Purchaser the [***]rates set forth in the table below based on Purchaser’s [***]usage during the monthly billing cycle. The rates include [***]. The [***]rates below are for data transport only and do not include access to individual Sprint Data Services (e.g., Sprint-managed Sprint Data Services solution, web-browsing, picture messaging, video messaging). When individual Sprint Data Services are available, the parties will amend this Agreement to include applicable implementation costs, rates and other fees.

Rate [***]

 [***] Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

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2.9 Intentionally left blank

2.10 Other Charges:

2.10.1 Call Forwarding: [***]

2.10.2 Operator Services: [***]

2.10.3 Directory Assistance: [***]

2.10.4 911 and E911: [***]

2.10.5 Wireless Local Number Portability: Sprint will charge Purchaser [***]. For clarification purposes, this charge will apply to all End Users that are either in “active” or “suspend” status at any time during the monthly bill cycle.

2.10.6 611 - Direct Routing to Purchaser’s Customer Care:

Implementation: [***]

[***]

This service allows Purchaser’s End Users to be directly routed to Purchaser’s customer care when dialing 611. Sprint does not guarantee that the direct routing service will function properly 100% of the time.

2.10.7 Call Tracing: [***]

2.10.8 Voicemail Password Reset: [***]

***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS

2.10.9 Custom Routing Code: [***]- custom routing code that allows Purchaser to provide a unique code for End User customer care calls, subject to availability and approval by Sprint.

2.10.10 Non-standard reports: As quoted

2.10.11 Handset Certification: As quoted

2.11 Message Acquisition & Formatting (MAF)

Implementation Fee:  [***]

MAF will allow Purchaser to receive unrated Call Detail Records (“CDRs”) on a near real-time basis. In order to receive MAF, Purchaser must obtain a license to use CIBER formatted records from CIBERNET at Purchaser’s sole expense. In addition, in order to receive access to the MAF data, Purchaser, at its sole expense, will need to establish a direct connection to Sprint through a dedicated circuit, complete a MAF questionnaire, and comply with the requirements set out in the Private Label Operations Manual and other applicable documentation provided by Sprint. Sprint will not provide access to MAF until all such requirements are met. Purchaser may utilize the same direct connection to Sprint for MAF, API and AMS. However, Purchaser is responsible for monitoring and ensuring adequate capacity on its circuit(s). MAF will be provided as set forth in the Agreement and the Private Label Operations Manual.

2.12 Machine to Machine Interface (API)

Implementation Fee:  [***]

API will allow Purchaser to provision End Users through Purchaser’s billing/activation system which will interface with and update Sprint’s billing system automatically. API will be able to perform End User subscription activities that would otherwise be performed on the Sprint maintained Private Label Services web site (e.g., activations, deactivations, suspends, feature changes). In order to receive API, Purchaser must obtain T-1 connection into the Sprint data center at Purchaser’s expense. Purchaser may utilize the same direct connection to Sprint for MAF, API and AMS. However, Purchaser is responsible for monitoring and ensuring adequate capacity on its circuit(s). API will be provided as set forth in the Agreement and the Functional Requirements Specification document provided to Purchaser by Sprint.

2.13 Application Mediation System (AMS)

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Implementation Fee:  [***]

AMS will provide Purchaser with unrated 3G packet data usage records (IPDRs) and, where applicable, transactional data records (TDRs), which will allow Purchaser to rate Sprint Data Transport Service on a per kilobyte basis. In order to receive access to AMS data records, Purchaser, at its sole expense, will need to establish a direct connection to Sprint through a dedicated circuit, and comply with the requirements set out in the Private Label Operations Manual and other applicable documentation provided by Sprint. Purchaser may utilize the same direct connection to Sprint for MAF, API and AMS. However, Purchaser is responsible for monitoring and ensuring adequate capacity on its circuit(s). Sprint will not provide access to AMS until all such requirements are met. AMS will be provided as set forth in the Agreement and the Private Label Operations Manual.

3.	Procedures and Guidelines

Sprint, in its sole discretion, will determine rounding with respect to pricing. Rounding policies are further described in the Private Label Operations Manual. All other applicable procedures and guidelines are set forth in the Private Label Operations Manual.

Sprint may, at its discretion, add new services and features or modify, replace or enhance any of the services or features listed on this Schedule 1.0. Sprint will provide Purchaser notice of any such changes. The price for a new, modified, replaced or enhanced service or feature will be set forth in the notice. If Purchaser purchases any new, modified, replaced or enhanced service or features after the date of the notice, this Schedule 1.0 will be deemed amended by that notice and Purchaser will be obligated to pay for that service and feature as set forth in the notice, unless the parties otherwise agree in writing

The charges set forth in this Schedule 1.0 are conditioned upon Purchaser’s ability and willingness to secure and exclusively use Sprint’s remote provisioning interface to perform transactions.

***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS

Attachment No. 1 to Schedule 1.0

***	CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO SUCH OMITTED PORTIONS

International Toll Charges

[* **]
[* **]
Country	[* **] Rates
Afghanistan	[* **]
Albania	[* **]
Algeria	[* **]
American Samoa	[* **]
Andorra	[* **]
Angola	[* **]
Anguilla	[* **]
Antigua	[* **]
Argentina	[* **]
Armenia	[* **]
Aruba	[* **]
Ascension Island	[* **]
Australia	[* **]
Australian External Territories	[* **]
Austria	[* **]
Azerbijan	[* **]
Bahamas	[* **]
Bahrain	[* **]
Bangladesh	[* **]
Barbados	[* **]
Belarus	[* **]
Belgium	[* **]
Belize	[* **]
Benin	[* **]

Bermuda	[* **]
Bhutan	[* **]
Bolivia	[* **]
Bosnia-Herzegovina	[* **]
Botswana	[* **]
Brazil	[* **]
British Virgin Islands	[* **]
Brunei	[* **]
Bulgaria	[* **]
Burkina Faso	[* **]
Burundi	[* **]
Cambodia	[* **]
Cameroon	[* **]
Canada	[* **]
Cape Verde Island	[* **]
Cayman Islands	[* **]
Central African Republic	[* **]
Chad Republic	[* **]
Chile	[* **]
China	[* **]
Colombia	[* **]
Comoros	[* **]
Congo	[* **]
Cook Islands	[* **]
Costa Rica	[* **]
Croatia	[* **]
Cuba	[* **]
Cyprus	[* **]
Czech Republic	[* **]
Denmark	[* **]
Diego Garcia	[* **]
Djibouti	[* **]
Domican Republic	[* **]

Dominica	[* **]
Ecuador	[* **]
Egypt	[* **]
El Salvador	[* **]
Equatorial Guinea	[* **]
Eritrea	[* **]
Estonia	[* **]
Ethiopia	[* **]
Faeroe Islands	[* **]
Falkland Islands	[* **]
Fiji Islands	[* **]
Finland	[* **]
France	[* **]
French Antilles	[* **]
French Guiana	[* **]
French Polynesia	[* **]
Gabon	[* **]
Gambia	[* **]
Georgia	[* **]
Germany	[* **]
Ghana	[* **]
Gibraltar	[* **]
Greece	[* **]
Greenland	[* **]
Grenada	[* **]
Guadelope	[* **]
Guam
Guantanmo Bay	[* **]
Guatemala	[* **]
Guinea	[* **]
Guinea-Bisau	[* **]
Guyana	[* **]
Haiti	[* **]

Honduras	[* **]
Hong Kong	[* **]
Hungary	[* **]
Iceland	[* **]
India	[* **]
Indonesia	[* **]
Iran	[* **]
Iraq	[* **]
Ireland	[* **]
Israel	[* **]
Italy	[* **]
Ivory Coast	[* **]
Jamaica	[* **]
Japan	[* **]
Jordan	[* **]
Kazakhstan	[* **]
Kenya	[* **]
Kiribati	[* **]
Korea, Republic of (South)	[* **]
Kuwait	[* **]
Kyrgyzstan	[* **]
Laos	[* **]
Lativa	[* **]
Lebanon	[* **]
Lesotho	[* **]
Liberia	[* **]
Libya	[* **]
Liechtenstein	[* **]
Lithuania	[* **]
Luxembourg	[* **]
Macao	[* **]
Macedonia	[* **]
Madagascar	[* **]

Malawi	[* **]
Malaysia	[* **]
Maldives	[* **]
Mali Republic	[* **]
Malta	[* **]
Marshall Islands	[* **]
Martinique	[* **]
Mauritania	[* **]
Mauritius	[* **]
Mayotte Island	[* **]
Micronesia	[* **]
Moldova	[* **]
Monaco	[* **]
Mongolian People's Republic	[* **]
Montserrat	[* **]
Morocco	[* **]
Mozambique	[* **]
Myanmar	[* **]
Namibia	[* **]
Nauru Island	[* **]
Nepal	[* **]
Netherlands	[* **]
Netherlands Antilles	[* **]
Nevis	[* **]
New Caledonia	[* **]
New Zealand	[* **]
Nicaragua	[* **]
Niger	[* **]
Nigeria	[* **]
Niue Island	[* **]
North Korea	[* **]
Norway	[* **]
Oman	[* **]

Pakistan	[* **]
Palau	[* **]
Palestine	[* **]
Panama	[* **]
Paraguay	[* **]
Paupua New Guinea	[* **]
Peru	[* **]
Philippines	[* **]
Poland	[* **]
Portugal	[* **]
Qatar	[* **]
Reunion Islands	[* **]
Romania	[* **]
Russia	[* **]
Rwanda	[* **]
Saipan
San Marino	[* **]
Sano Tome and Principe	[* **]
Saudi Arabia	[* **]
Senegal	[* **]
Seycheles	[* **]
Sierra Leone	[* **]
Singapore	[* **]
Slovakia	[* **]
Slovenia	[* **]
Solomon Island	[* **]
Somalia	[* **]
South Africa	[* **]
Spain	[* **]
Sri Lanka	[* **]
St. Helena	[* **]
St. Kitts	[* **]
St. Lucia	[* **]

St. Pierre and Miquelon	[* **]
St. Vincent and The Grenadine	[* **]
Sudan	[* **]
Suriname	[* **]
Swaziland	[* **]
Sweden	[* **]
Switzerland	[* **]
Syria	[* **]
Taiwan	[* **]
Tajikistan	[* **]
Tanzania	[* **]
Thailand	[* **]
Togo	[* **]
Tokelau	[* **]
Tonga Islands	[* **]
Trinidad & Tobago	[* **]
Tunisia	[* **]
Turkey	[* **]
Turkmenistan	[* **]
Turks & Caicos Islands	[* **]
Tuvalu	[* **]
Uganda	[* **]
Ukraine	[* **]
United Arab Emirates	[* **]
United Kingdom	[* **]
Uruguay	[* **]
Uzbekistan	[* **]
Vanuatu	[* **]
Vatican City	[* **]
Venezuela	[* **]
Vietnam	[* **]
Wallis and Futuna	[* **]
Western Samoa	[* **]

Yemen Republic Of	[* **]
Yugoslav Republics	[* **]
Zaire	[* **]
Zambia	[* **]
Zimbabwe	[* **]
Mexico	[* **]
([* **]
1	[* **]
2	[* **]
3	[* **]
4	[* **]
5	[* **]
6	[* **]
Mexico City - 7	[* **]
8	[* **]

Schedule 2.0

Sprint Markets

Sprint Market Description
Atlanta, GA
Birmingham, AL
Boston, MA
Buffalo, NY
Charlotte, NC
Chicago, IL
Cincinnati, OH
Cleveland, OH
Columbus, OH

Dallas, TX
Denver, CO
Des Moines, IA
Detroit, MI
Hartford, CT
Honolulu, HI
Houston, TX
Indianapolis, IN
Jacksonville, FL
Kansas City
Knoxville, TN
Las Vegas, NV
Little Rock, AR
Los Angeles, CA
Louisville, KY
Memphis, TN

Schedule 2.0 (continued)

Sprint Markets

Sprint Market Description
Miami, FL
Milwaukee, WI
Minneapolis / St. Paul, MN
Nashville, TN
New Orleans, LA
New York, NY
Oklahoma City, OK
Omaha, NE
Orlando, FL
Philadelphia, PA
Phoenix, AZ
Pittsburgh, PA
Portland, OR
Puerto Rico, PR
Richmond, VA
Salt Lake City, UT
San Antonio, TX
San Diego, CA
San Francisco, CA
Seattle, WA
St. Louis, MO
Tallahassee, FL
Tampa, FL
Virgin Islands, VI
Wichita, KS
Washington DC

Schedule 2.0 (continued)

Sprint Service Provider Affiliate Markets

AirGate Markets

Market Description
Augusta, GA
Camden, SC
Georgetown, SC
Goldsboro, NC
Hendersonville, NC
Myrtle Beach, SC
Savannah, GA
Spartanburg, SC

Schedule 2.0 (continued)

Sprint Service Provider Affiliate Markets

Alamosa PCS

Market Description
Amarillo/Abilene, TX
Arkansas Northwest Bentonville, AR Clarksville, AR Fayetteville, AR Forth Smith, AR Greenwood, AR Russellville, AR Siloam Springs, AR
Columbia / Jefferson City, MO
El Paso, TX / Albuquerque, NM
Flagstaff, AZ
Green Bay, WI
Kansas Central Marion, IL Quincy, IL Emporia, KS Junction City, KS Manhattan, KS McPherson, KS Salina, KS Cape Girardeau, MO Hannibal, MO Kirksville, MO Poplar Bluff, MO Sikeston, MO
Laredo, TX
Medford, OR

Schedule 2.0 (continued)

Sprint Service Provider Affiliate Markets

Alamosa PCS (continued)

Market Description
Missouri South Carbondale, IL Pittsburg, KS Aurora, MO Branson, MO Carbondale, MO Fort Leonard Wood, MO Joplin, MO Lebanon, MO Monett, MO Rolla, MO Springfield, MO West Plains, MO
Oregon North / Washington South
Bend, OR
Hermiston, OR
Hood River, OR
Madras, OR
Milton-Freewater, OR
Pendleton, OR
The Dalles, OR
Cle Elum, WA
Ellensburg, WA
Ephrata, WA
Kennewick, WA
Moses Lake, WA
Pasco, WA
Prosser, WA
Sunnyside, WA
Walla Walla, WA
Wenatchee, WA
White Salmon, WA
Yakima, WA

Pueblo, CO
Wichita Falls, TX / Stillwater, OK

Schedule 2.0 (continued)

Sprint Service Provider Affiliate Markets

Enterprise Markets

Market Description
Alabama East / Georgia West Opelika, AL Albany, GA Columbus, GA La Grange, GA Tifton, GA
Alabama South Daleville, AL Dothan, AL Langdale, AL

Schedule 2.0 (continued)

Sprint Service Provider Affiliate Markets

iPCS

Market Description
Cedar Rapids, IA
Grand Island, IA
Grand Rapids, MI
Illinois North
Bloomington, IL
Champaign, IL
Charleston, IL
Danville, IL
Decatur, IL
Effingham, IL
Galesburg, IL
Kankakee, IL
La Salle, IL
Lincoln, IL
Litchfield, IL
Macomb, IL
Mattoon, IL
Mendota, IL
Pekin, IL
Peoria, IL

Illinois South Jacksonville, IL Mount Vernon, IL Springfield, IL Taylorville, IL Vandalia, IL

Schedule 2.0 (continued)

Sprint Service Provider Affiliate Markets

iPCS (continued)

Market Description
Quad Cities Burlington, IA Clinton, IA Davenport, IA Dubuque, IA Fort Madison, IA Keokuk, IA Muscatine, IA Waterloo, IA Geneseo, IL Kewanee, IL Rock Island, IL Sterling, IL

Schedule 2.0 (continued)

 Sprint Service Provider Affiliate Markets -Northern PCS

Market Description
Minnesota Central
Alexandria, MN
Bemidji, MN
Brainerd, MN
Detroit Lakes, MN
Duluth, MN
E Grand Forks, MN
Fergus Falls, MN
Grand Rapids, MN
Hibbing, MN
Hinckley, MN
Hutchinson, MN
Little Falls, MN
Marshalltown, MN
Moorhead, MN
St. Cloud, MN
Virginia, MN
Wadena, MN
Wahpeton, MN
Wilmar, MN
Zimmerman, MN
Fargo, ND
Grand Forks, ND
Jamestown, ND

Minnesota South Albert Lea, MN Austin, MN Fairbault, MN Fairmont, MN Mankato, MN Marshalltown, MN New Ulm, MN Owatonna, MN Red Wing, MN Rochester, MN Waseca, MN Worthington, MN

Schedule 2.0 (continued)

Sprint Service Provider Affiliate Markets

Shentel

Market Description
Hagerstown, MD
York / Harrisburg, PA

Swiftel Communications

Market Description
Sioux City, IA
Sioux Falls, SD

Ubiquitel

Market Description
Bowling Green, KY
Evansville, IN
Fresno, CA
Jackson Hole, WY
Logan, UT
Reno, NV
Spokane, WA
Terra Haute, IN

Exhibit A

Form of Letter of Credit

[Bank Letterhead]

IRREVOCABLE STANDBY LETTER OF CREDIT

_____________, 2005

Letter of Credit No. _____________

Sprint Spectrum L.P.
6180 Sprint Parkway
KSOPHH0316 - 3A826
Overland Park, KS 66251
Attention:  Michael Gardner
Manager, Strategic Partners

Re: Irrevocable Letter of Credit No. _____________

Ladies and Gentlemen:

At the request of and for the account of our customer _______________________ [Insert name of customer] (“Account Party”), we (“Bank”) hereby establish in your favor this Irrevocable Standby Letter of Credit No. _____________ (“Letter of Credit”). This Letter of Credit is issued to you in connection with the Private Label PCS Services Agreement (“Agreement”) between you and the Account Party dated ________, 2005. This Letter of Credit authorizes you to draw on Bank an amount not exceeding in the aggregate of U.S. $ ________ (“Stated Amount”). Partial drawings are permitted under this Letter of Credit.

This Letter of Credit automatically terminates on the earliest to occur (“Expiration Date”) of the following:

(i)
_______________ [insert a term that is two years after the Effective Date as defined in the Agreement], except that on each ________ [insert a date that is 30 days prior to the previously inserted day and month] (“Renewal Date”) that date is automatically extended to ________________ [insert the same day and month of the first insertion] of the succeeding year, unless Bank has delivered to you at the address to which this Letter of Credit is addressed on or prior to the Renewal Date, a notice of non-renewal or non-replacement stating the expiration date of the Letter of Credit and Bank’s intention not to renew past that date (“Non-renewal Notice”);

(ii)	120 days after the expiration of the applicable phase-out period under the Agreement; or

(iii)	the day on which this Letter of Credit is surrendered by you to Bank.

Subject to the other provisions of this Letter of Credit, you may obtain the funds available under this Letter of Credit by presentment to Bank of your sight draft drawn on Bank, marked “Drawn under Irrevocable Standby Letter of Credit No. _________ dated _____________”, dated within ______ days of your presentment to Bank and accompanied by the following documentation:

(i) in case of non-payment, a signed certificate by Sprint Spectrum L.P. dated within __________ days of your presentment to Bank (“Non-payment Certificate”) stating the following and accompanied by a copy of the applicable invoices:

•	a payment default has occurred under the Agreement; and

•
the invoices for services provided in the ordinary course of business accompanying the Certificate have been presented to the Account Party and have not been paid by the Account Party in full when due; and

•	a demand for payment of $_______ in immediately available funds is made, which amount does not exceed the unpaid portion of the invoices accompanying the Certificate

(ii) in case of receipt by you from Bank of a Non-renewal Notice; a signed certificate by Sprint Spectrum L.P. dated within __________ days of your presentment to Bank (“Non-renewal Certificate”) stating the following and accompanied by a copy of the Non-Renewal Notice:

•	that you received from Bank a Non-Renewal Notice; and

•	a demand for payment of the Stated Amount minus any partial drawings that have not been replenished by Account Party.

This Letter of Credit is governed by and construed in accordance with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication 500 (“UCP”), and, to the extent not inconsistent therewith, the laws of the State of Kansas. Notwithstanding anything to the contrary in Article 45 of the UCP, this Letter of Credit remains in full force and effect until it expires in accordance with its terms.

Your sight draft accompanied by the Non-payment Certificate or the Non-renewal Certificate and a copy of the applicable documentation presented on or before the Expiration Date and in compliance with the terms and conditions of this Letter of Credit at Bank’s address at _________________ [Insert Bank address] will be honored by Banks’ payment to you in immediately available funds. If the required document is presented at Bank’s address before 1:00 p.m., ______ time, Bank’s payment will be made no later than 1:00 p.m., _____ time the next business day; otherwise payment will be made no later than 1:00 p.m. on the second following business day.

Very Truly Yours

____________________

a ________________

By: _____________
Name: ___________
Its: ______________